Exhibit 4.7

LVII 2010-R1

as Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Indenture Trustee

INDENTURE

Dated as of November 26, 2010

Schedules and Exhibits
SCHEDULE A	Schedule of Underlying Transactions, Underlying Agreements and Underlying Certificates

EXHIBIT A	Form of Note
EXHIBIT B	[Reserved]
EXHIBIT C-1	Form of Transferor Certificate for Transfers of the Notes
EXHIBIT C-2	Form of Transferee Certificate for Transfers of the Notes
(including ERISA Certification)

v

INDENTURE, dated as of November 26, 2010, between LVII 2010-R1, a Delaware statutory trust, as issuer (the “Issuer”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, not in its individual capacity, but solely as Indenture Trustee (the “Indenture Trustee”) under this Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the LVII 2010-R1 Notes (the “Notes”) to be issued pursuant to this Indenture.

All things necessary to make the Notes, when the Notes are executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, have been done.

Each party agrees as follows for the benefit of the other party and the equal and ratable benefit of the Noteholders.

As security for the payment and performance by the Issuer of its obligations under this Indenture and the Notes, the Issuer has agreed to assign the Trust Estate (as defined below) as collateral to the Indenture Trustee, to be held by the Indenture Trustee, as security for the benefit of the Noteholders.

GRANTING CLAUSE

The Issuer hereby Grants on the Closing Date to the Indenture Trustee, for the benefit of the Holders of the Notes, all of the Issuer’s right, title and interest in and to (i) the Underlying Certificates and all distributions thereon after the Closing Date, (ii) the Note Account and all amounts on deposit therein from time to time, (iii) the Reserve Account and all amounts on deposit therein from time to time, (iv) the rights of the Issuer to enforce remedies against the Administrators under the Administration Agreement (provided that the Issuer retains the right to give instructions and directions to the Administrators thereunder) and against the Depositor under the Trust Agreement, (v) all present and future claims, demands, causes and choses in action in respect of the foregoing, including (subject to Section 6.01) the rights of the Issuer under the Underlying Certificates and the Underlying Agreements and (vi) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing ((i) - (vi) collectively, the “Trust Estate”).

The foregoing Grant of the Trust Estate is made in trust to secure the payment of principal of, and interest on, and any other amounts owing in respect of, the Notes, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee hereby acknowledges the receipt by it of each of the Underlying Certificates, in good faith and without actual notice of any adverse claim, and declares that it holds and will hold such Underlying Certificates and such other documents and instruments, and that it holds and will hold all other assets and documents included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Noteholders.

The Indenture Trustee shall not assign, sell, dispose of or transfer any interest in the Underlying Certificates or any other asset constituting the Trust Estate (except as expressly provided herein) or permit the Underlying Certificates or any other asset constituting the Trust Estate to be subjected to any lien, claim or encumbrance arising by, through or under the Indenture Trustee or any Person claiming by, through or under the Indenture Trustee.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York as applicable to agreements made and to be performed therein, for the benefit of the Secured Party. Upon occurrence and during the continuation of any Event of Default hereunder, and in addition to any rights available under this Indenture or any other Instruments included in the Collateral held, for the benefit and security of the Secured Party, the Indenture Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale and apply the cash Proceeds thereof to the Secured Obligations then due and payable.

The Indenture Trustee, on behalf of the Noteholders, acknowledges the foregoing Grant, accepts the trusts hereunder in good faith and without notice of any adverse claim or liens and agrees to perform its duties required in this Indenture pursuant to the terms hereof.

GENERAL COVENANT

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered by the Indenture Trustee, that the Trust Estate is to be held by or on behalf of the Indenture Trustee and that monies in the Trust Estate are to be applied by the Indenture Trustee for the benefit of the Noteholders, subject to the further covenants, conditions and trusts hereinafter set forth, and the Issuer does hereby represent and warrant, and covenant and agree, to and with the Indenture Trustee, for the equal and proportionate benefit and security of each Noteholder, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.01.                             Definitions.

Whenever used in this Indenture, including in the Preliminary Statement, the Granting Clause and the General Covenant, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01.

“1939 Act”: The Trust Indenture Act of 1939, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

“1940 Act”: The Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

“Accrual Period”: With respect to each Payment Date and each Class of Notes, the period from the previous Payment Date (or, in the case of the first Accrual Period, from the Closing Date) to the day prior to the current Payment Date. All payments of interest on the Notes for any Payment Date shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  Notwithstanding the foregoing, each Accrual Period shall be deemed to consist of 30 days; provided that, the Accrual Period for the first Payment Date shall be deemed to be five days; and provided further, that the Accrual Period for the second Payment Date shall be deemed to be 26 days.

“Accrued Interest”:  With respect to each Payment Date and each Class of Notes, an amount equal to the sum of (i) interest accrued at the Note Rate during the related Accrual Period on the Note Balance of the Notes and (ii) any Accrued Interest with respect to such Notes remaining unpaid from the previous Payment Date (with interest on such unpaid amount at the then applicable Note Rate or for the most recently ended Accrual Period). For so long as there is no Event of Default, on each Payment Date, Accrued Interest shall be the amount of the Scheduled Interest Payment Amount for such Payment Date.

“Act”: As defined in Section 10.04 hereof.

“Administration Agreement”:  The administration agreement, dated as of November 26, 2010, between the Issuer and the Administrators, pursuant to which each Administrator shall perform various obligations of the Issuer hereunder and of the Issuer and the Owner Trustee under the Trust Agreement.

“Administrator”: Each Person acting as an Administrator from time to time under the Administration Agreement, which shall initially be Deutsche Bank National Trust Company and IMH Assets Corp.

“Affiliate”: With respect to any specified Person, for purposes of this Indenture only, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Aggregate Note Balance”: The aggregate of the Note Balances of the Notes.

“Amended and Restated Trust Agreement”: The amended and trust agreement, dated as of November 26, 2010, among the Depositor, the Owner Trustee and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent.

“Authenticating Agent”: As defined in Section 2.02(b) .

“Authorized Officer”: With respect to the Owner Trustee, any officer or signatory of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of authorized officers and signatories delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), with respect to the Issuer, any authorized officer of the Owner Trustee or of the Administrators and with respect to the Administrators, any officer or signatory of either Administrator who is authorized to act for such Administrator in matters relating to the Issuer.

“Available Funds”: With respect to any Payment Date and any Class of Securities an amount equal to the sum (i) the sum of the amount of distributions in respect of the Underlying Certificates received by the Indenture Trustee on the Underlying Distribution Date immediately preceding such Payment Date and (ii) the Reserve Account Withdrawal Amount for such Payment Date.

“Basic Documents”: The Trust Agreement, the Certificate of Trust, the Indenture, the Administration Agreement, the Notes, the Owner Trust Certificates and the other documents and certificates delivered in connection with any of the above, in each case, as may be amended, restated, or supplemented from time to time.

“Book-Entry Notes”: Any Notes for which ownership and transfers of beneficial ownership interests in such Notes shall be made through book entries by the Depository provided, however, that after the occurrence of a condition whereupon book-entry registration is no longer permitted, Definitive Notes shall be issued to the Note Owners of such Notes and such Notes shall no longer be “Book-Entry Notes.” On the Closing Date, each of the Notes shall be Book-Entry Notes.

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or a day on which banking institutions in the State of New York, the State of Delaware, or the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

“Cash”: Coin or currency of the United States or immediately available federal funds, including such funds delivered by wire transfer.

“Certificateholder” or “Holder”: With respect to any Owner Trust Certificates, the Person in whose name such Owner Trust Certificates is registered on the Certificate Register maintained pursuant to the Trust Agreement.

“Certificate Distribution Account”: The segregated trust account established in the name of the Certificate Paying Agent pursuant to Section 3.10 of the Trust Agreement.

“Certificate Owner”: Any Person acquiring a beneficial ownership interest in an Owner Trust Certificate.

“Class”: All of the Notes or Owner Trust Certificates bearing the same class designation.

“Class A Notes”: Any of the Issuer’s Resecuritization Trust Notes, Series 2010-R1, executed by the Issuer, authenticated by the Indenture Trustee or the Authenticating Agent, if any, and delivered hereunder, substantially in the form of Exhibit A attached hereto.

“Closing Date”: November 26, 2010.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral”: Individually and collectively, the assets constituting the Trust Estate from time to time.

“Corporate Trust Office”: With respect to (i) the Indenture Trustee, the Certificate Registrar, or the Certificate Paying Agent, the designated office of the Indenture Trustee where at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date of the execution of this Indenture is located at (x) for Security transfer and surrender purposes, Deutsche Bank National Trust Company, c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256, Attention: Transfer Unit; and (y) for all other purposes, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration: IM10R1 and (ii) the Trust or the Owner Trustee, the office of the Owner Trustee in the State of Delaware, which as of the date hereof is located at 1314 King Street, Wilmington, Delaware 19801.

“Cut-off Date”: With respect to each Underlying Certificate, October 25, 2010 (after giving effect to distributions on the Underlying Certificates on or prior to such date).

“Definitive Note”: As defined in Section 2.13 hereof.

“Depositor”: IMH Assets Corp., a Delaware corporation, or its successor in interest.

“Depository” or “DTC”: The Depository Trust Company and any successor thereto appointed by the Issuer as a Depository; provided that the Depository shall at all times be a “clearing corporation” as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended; and provided, further, that no entity shall be a successor Depository unless the Notes held through such entity or its nominees are treated for U.S. Federal income tax purposes as being in “registered form” within the meaning of Section 163(f) of the Code.

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“DOL”: The United States Department of Labor or any successor in interest.

“Eligible Account”: Either (1) an account or accounts maintained with a federal or state-chartered depository institution or trust company and shall (or its parent company shall) have: (a) commercial paper, short-term debt obligation, or other short-term deposits rated at least “A-2” by S&P if the deposits are to be held in the account for less than 30 days; or (b) long term unsecured debt obligations rated at least “AA-” by S&P if the deposits are to be held in the account more than 30 days; following a downgrade, withdrawal, or suspension of such institution’s rating, each account should promptly (and in any case within not more than 30 calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted; or (2) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity. Eligible Accounts may bear interest.

Each Eligible Account shall be separate and identifiable, segregated from all other accounts maintained with the holding institution. Such Eligible Account shall not be evidenced by a certificate of deposit, a passbook, or other instrument.

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Event of Default”: As defined in Section 4.01 hereof.

“Extraordinary Expense”: Unanticipated expenses of the Issuer consisting of amounts payable or reimbursable to the Indenture Trustee, the Certificate Registrar, the Certificate Paying Agent, the Administrators, the Securities Intermediary or the Owner Trustee by the Issuer pursuant to the terms of this Indenture (including but not limited to any indemnification payments to the Indenture Trustee, the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent pursuant to Section 5.04 hereof or pursuant to Section 7.02 of the Trust Agreement) and any other unanticipated costs, expenses, liabilities, taxes and losses borne by the Issuer for which the Issuer has not and, in the reasonable good faith judgment of the Indenture Trustee, the Certificate Registrar, the Certificate Paying Agent or the Owner Trustee, as applicable, shall not, obtain reimbursement or indemnification from any other Person. Extraordinary Expenses, however, do not include expenses payable or paid by any Underlying Trust to the Underlying Trustee, or other transaction parties of any Underlying Transaction.  Extraordinary Expenses shall be paid in accordance with Section 2.09(e) .

“Final Maturity Date”: With respect to the Notes, the date specified in the Notes and Section 2.03(a) as the fixed date on which the final payment of principal of and interest on the Notes becomes finally due and payable. With respect to the Owner Trust Certificates, the final distribution date shall be the Payment Date in May 2037.

“Final Payment Date”: The Payment Date on which the final payment on the Notes is made hereunder by reason of all principal, interest and other amounts due and payable on the Notes having been paid or the related Collateral having been exhausted.

“GAAP”: Such accounting principles as are generally accepted in the United States.

“Grant”: To mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Indenture”: This instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indenture Trustee”: Deutsche Bank National Trust Company, a national banking association, in its capacity as indenture trustee under this Indenture, or its successor in interest, or any successor trustee appointed as provided in this Indenture.

“Independent”: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Indenture Trustee, the Issuer, the Administrators and the Depositor and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Indenture Trustee, the Issuer, the Administrators or the Depositor or any Affiliate thereof, and (iii) is not connected with the Indenture Trustee, the Issuer, the Administrators or the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Indenture Trustee, the Issuer, the Administrators or the Depositor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Indenture Trustee, the Issuer, the Administrators or the Depositor or any Affiliate thereof, as the case may be. The Indenture Trustee may rely, in the performance of any duty hereunder, upon the statement of any Person contained in any certificate or opinion that such Person is Independent according to this definition.

“Instrument”: The meaning specified in Section 9-105(1)(i) of the UCC.

“Interest Determination Date”: With respect to the Class A Notes and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

“Interested Person”: As of any date of determination, the Issuer, the Administrators or, in each such case, any of their respective Affiliates.

“IRS”: The Internal Revenue Service.

“Issuer”: LVII 2010-R1, or its successor in interest.

“Issuer Accounts”: The Note Account, the Certificate Distribution Account and the Reserve Account.

“Issuer Owner”: Any Person that directly holds the Owner Trust Certificates issued under the Trust Agreement.

“Issuer Request” or “Issuer Order”: A written request or order signed in the name of the Issuer by an Authorized Officer of the Owner Trustee or an Authorized Officer of an Administrator.

“Maturity”: With respect to the Notes, the date as of which the principal of, and interest on, the Notes has become due and payable as herein provided, whether on the Final Maturity Date, by acceleration or otherwise.

“Mortgage Loan”: Any of the mortgage loans in which an Underlying Certificate evidences a direct or indirect beneficial ownership interest.

“Note”: Any of the Class A Notes.

“Note Account”: The segregated trust account established in the name of the Indenture Trustee pursuant to Section 2.08 hereof.

“Note Balance”:  With respect to the Notes and any date of determination, the Note Balance thereof on the Closing Date reduced by the aggregate of all amounts actually paid in respect of principal on all prior Payment Dates. Notwithstanding the foregoing, the Note Balance of the Notes will be subject to increase in the event the certificate principal balance of the related Underlying Certificate is increased as a result of the receipt by the related Underlying Trust of any subsequent recoveries, as further described in the related Underlying Agreement.

“Note Owner”: Any Person acquiring a beneficial ownership interest in a Book-Entry Note.

“Note Rate”: With respect to each Payment Date and the Notes, 10.00% per annum.

“Note Register”: As defined in Section 2.04(a) hereof.

“Note Registrar”: As defined in Section 2.04(a) hereof.

“Note Representative”: As defined in Section 6.01(c) hereof.

“Noteholder” or “Holder”: With respect to the Notes, the Person in whose name such Note is registered on the Note Register maintained pursuant to Section 2.04 hereof.

“Notice of Default”: As defined in Section 4.01 hereof.

“Officer’s Certificate”: A certificate signed by any Responsible Officer of the Indenture Trustee and, in any other case, a certificate signed by a person of similar authority and responsibility.

“Opinion of Counsel”: A written opinion of counsel, who shall be selected by the Issuer (and reasonably acceptable to the Indenture Trustee).

“Outstanding”: When used with respect to the Notes, means, as of the date of determination, any Note theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation (other than any Note as to which any amount that has become due and payable in respect thereof has not been paid in full); and

(ii)           Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Note Registrar proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer.

“Owner Trust Certificates: Any of the Issuer’s Resecuritization Trust Certificates, Series 2010-R1, issued under the Trust Agreement and evidencing a beneficial ownership interest in the Issuer.

“Owner Trustee”: Christiana Bank & Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement.

“Ownership Interest”: As to any Security, any ownership or security interest in such Security as the Noteholder or Certificateholder, as applicable, thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Payment Date”: Payments on the Securities shall be made on (i) with respect to the first payment date, December 1, 2010, (ii) for any Accrual Period after the first payment date during which the Notes are outstanding, the second Business Day immediately following the Underlying Distribution Date, and (iii) after the Note Balance on the Notes has been reduced to zero, the same day as the Underlying Distribution Date, beginning in December 2010.

“Payment Date Statement”: As defined in Section 6.04(a) hereof.

“Permitted Investments”: Any one or more of the following obligations or securities and which may include investments for which the Indenture Trustee or any of its affiliates serves as investment manager or advisor:

(i)            direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)           demand and time deposits in, certificates of deposit of, banker’s acceptances issued by or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as such depository institution or trust company has a short-term unsecured debt rating of “A-1+” from S&P, and provided that each such investment has an original maturity of no more than 365 days;

(iii)          repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution (acting as principal);

(iv)          securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated in the highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated in the highest short-term unsecured debt rating available at the time of such investment;

(vi)          units of money market funds, including money market funds managed or advised by the Indenture Trustee or an Affiliate thereof, that have been rated in the highest short-term unsecured rating categories (if so rated); and

(vii)         if previously confirmed in writing to the Indenture Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Issuer;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; provided, further, that any investment shall mature no later than the Business Day prior to the next Payment Date.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, or any federal, state, county or municipal government or any political subdivision thereof.

“Plan”:  An employee benefit plan as defined in Section 3(3) of ERISA or a plan or other arrangement subject to Section 4975 of the Code.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds”: (i) Any property (including but not limited to Cash and securities) received as a distribution on any Collateral or any portion thereof, (ii) any property (including but not limited to Cash and securities) received in connection with the sale, liquidation, exchange or other disposition of any Collateral or any portion thereof and (iii) all proceeds (as such term is defined in the UCC) of any Collateral or any portion thereof.

“QIB”: A “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Record Date”: With respect to any Payment Date and any Security, the business day immediately preceding the related Payment Date.

“Required Reserve Account Amount”: For any Payment Date, an amount equal to the sum of (i) all anticipated Extraordinary Expenses for each remaining Payment Date, (ii) the Accrued Interest on the Notes for each remaining Payment Date, and (iii) the Schedule Principal Payment Amount for each remaining Payment Date.

“Reserve Account”: The account established and maintained pursuant to Section 2.15 hereof.

“Reserve Account Withdrawal Amount”: For any Payment Date, an amount equal to the excess of (i) the sum of the Accrued Interest on the Notes for such Payment Date, the Schedule Principal Payment Amount of the Notes for such Payment Date and any Extraordinary Expenses for such Payment Date over (y) all amounts received with respect to the Underlying Certificates with respect to such Payment Date.

“Resolution”: A copy of a resolution certified by an Authorized Officer of the Owner Trustee to have been duly adopted by the Owner Trustee and to be in full force and effect on the date of such certification.

“Responsible Officer”: With respect to the Indenture Trustee, the Certificate Paying Agent and the Certificate Registrar, any officer of the Indenture Trustee, the Certificate Paying Agent or the Certificate Registrar customarily performing functions with respect to corporate trust matters and having direct responsibility for the administration of this Indenture and the Trust Agreement and, with respect to a particular corporate trust matter under this Indenture or the Trust Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. With respect to the Owner Trustee, any officer of the Owner Trustee customarily performing functions with respect to corporate trust matters and having direct responsibility for the administration of the Trust Agreement and, with respect to a particular corporate trust matter under the Trust Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rule 144A”: Rule 144A under the Securities Act.

“Scheduled Interest Payment Amount”: With respect to any Payment Date, as set forth in the chart below.

		Scheduled Interest
Payment Date	Note Balance	Payment Amount
December 1, 2010	$7,333,333.33	$11,111.11
December 2010	$6,666,666.66	$52,962.96
January 2011	$5,999,999.99	$55,555.56
February 2011	$5,333,333.32	$50,000.00
March 2011	$4,666,666.65	$44,444.44
April 2011	$3,999,999.98	$38,888.89
May 2011	$3,333,333.31	$33,333.33
June 2011	$2,666,666.64	$27,777.78
July 2011	$1,999,999.97	$22,222.22
August 2011	$1,333,333.30	$16,666.67
September 2011	$666,666.63	$11,111.11
October 2011	$0.00	$5,555.56

“Scheduled Principal Payment Amount”: With respect to any Payment Date, as set forth in the chart below.

		Scheduled Principal
Payment Date	Note Balance	Payment Amount
December 1, 2010	$7,333,333.33	$666,666.67
December 2010	$6,666,666.66	$666,666.67
January 2011	$5,999,999.99	$666,666.67
February 2011	$5,333,333.32	$666,666.67
March 2011	$4,666,666.65	$666,666.67
April 2011	$3,999,999.98	$666,666.67
May 2011	$3,333,333.31	$666,666.67
June 2011	$2,666,666.64	$666,666.67
July 2011	$1,999,999.97	$666,666.67
August 2011	$1,333,333.30	$666,666.67
September 2011	$666,666.63	$666,666.67
October 2011	$0.00	$666,666.63

“Secured Obligations”: Collectively, all of the indebtedness, liabilities and obligations owed from time to time by the Issuer to the Secured Party, whether for principal, interest, fees, costs, expenses or otherwise (including all amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code and the operation of Sections 502(b) and 506(b) thereof or any analogous provisions of any similar laws).

“Secured Party”: Deutsche Bank National Trust Company, as indenture trustee on behalf of the Noteholders.

“Securityholder”:   With respect to any Security, the Person in whose name such Security is registered on the Note Register or the Certificate Register, as applicable.

“Securities”: Together, the Notes and the Owner Trust Certificates.

“Securities Act”: The Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Short Form Trust Agreement” The trust agreement, dated November 24, 2010, between the Depositor and the Owner Trustee, pursuant to which the Issuer was created.

“Successor Person”: As defined in Section 9.08(a).

“Trust”: The trust established pursuant to the Trust Agreement.

“Trust Agreement”: The Short Form Trust Agreement, as amended and restated by the Amended and Restated Trust Agreement.

“Trust Estate”: As defined in the Granting Clause.

“UCC”: The Uniform Commercial Code.

“UCC Financing Statement”: A financing statement executed and in form sufficient for filing pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“Underlying Agreement”: Any of the Underlying Agreements set forth on Schedule A attached hereto, as the context may require.

“Underlying Distribution Date”: With respect to any of the Underlying Certificates, the 25th day of each month, or if such 25th day is not a business day on the next business day thereafter.

“Underlying Certificate”: Any of the Underlying Certificates set forth on Schedule A attached hereto, as the context may require.

“Underlying Certificate Reports”: As defined in Section 6.01(a) hereof.

“Underlying Transaction”: Any of the Underlying Transactions set forth on Schedule A attached hereto, as the context may require.

“Underlying Trust”: The trust established pursuant to each of the Underlying Agreements.

“Underlying Trustee”: The trustee of an Underlying Trust.

“Uniform Commercial Code” or “UCC”: The Uniform Commercial Code as in effect in any applicable jurisdiction.

Section 1.02.                             Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States;

(3)           the word “including” shall be construed to be followed by the words “without limitation”;

(4)           article and section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

(5)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

(6)           the pronouns used herein are used in the masculine and neuter genders but shall be construed as feminine, masculine or neuter, as the context requires.

ARTICLE II

THE NOTES

Section 2.01.                             Forms; Denominations.

The Notes shall be issued in registered form only in denominations corresponding to initial Note Balances as of the Closing Date of not less than $500,000 and in integral multiples of $1.00 in excess thereof; provided that in accordance with Section 2.13, beneficial ownership interests in Book-Entry Notes shall initially be held and transferred through the book-entry facilities of the Depository.  The Notes will be substantially in the form attached hereto as Exhibit A; provided that any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage.

Section 2.02.          Execution, Authentication, Delivery and Dating.

(a)           The Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any Authorized Officer of the Owner Trustee.  Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Owner Trustee shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.  No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication.

(b)           The Indenture Trustee may appoint one or more agents (each an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with transfers and exchanges under Sections 2.04 and 2.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate the Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent shall be deemed to be the authentication of Notes “by the Indenture Trustee”.

Any corporation, bank, trust company or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation, bank, trust company or association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation, bank, trust company or association.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may, or at the direction of the Issuer shall, promptly appoint a successor Authenticating Agent, give written notice of such appointment to the Issuer and give notice of such appointment to the Noteholders.

Each Authenticating Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as if it were the Indenture Trustee.

Section 2.03.          The Notes Generally.

(a)           The Aggregate Note Balance of the Class A Notes that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.04 and 2.05 below) is $8,000,000. The Final Maturity Date for the Notes is the Payment Date in October 2011.

(b)           Each Note of the same Class shall rank pari passu with each other Note of the same Class and, subject to Section 2.09(e), be equally and ratably secured by the Trust Estate. All Notes of the same Class shall be substantially identical except as to denominations and as expressly permitted in this Indenture.

(c)           This Indenture shall evidence a continuing lien on and security interest in the Trust Estate to secure the full payment of the principal, interest and other amounts on the Notes which shall in all respects be equally and ratably secured hereby without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Notes.

Section 2.04.          Registration of Transfer and Exchange of Notes.

(a)           At all times during the term of this Indenture, there shall be maintained at the office of a registrar (the “Note Registrar”) appointed by the Issuer a register (the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.  The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. The Indenture Trustee may appoint, by a written instrument delivered to the Issuer, any other bank or trust company to act as Note Registrar under such conditions as the Indenture Trustee may prescribe, provided that the Indenture Trustee shall not be relieved of any of its duties or responsibilities hereunder as Note Registrar by reason of such appointment.  If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor indenture trustee shall immediately succeed to its predecessor’s duties as Note Registrar. Deutsche Bank National Trust Company, in its capacity as Note Registrar, shall be afforded all of the rights, powers, immunities and indemnities of the Indenture Trustee set forth in this Indenture.

(b)           No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Noteholder desiring to effect such transfer in the form attached as Exhibit C-1 hereto and a certificate from such Noteholder’s prospective transferee in the form attached as Exhibit C-2 hereto (which in the case of the Book-Entry Notes, the Noteholder and the Noteholder’s prospective transferee will be deemed to have represented such certification) to the effect that, among other things, the transfer is being made to a transferee that is a QIB in accordance with Rule 144A. None of the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, the Administrators or the Note Registrar is obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification.  Any Noteholder desiring to effect a transfer of Notes or interests therein shall, and does hereby agree to, indemnify the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, the Administrators and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)           No Note may be sold or transferred to a Person unless such Person certifies in the form of Exhibit C-2 to this Agreement (which in the case of Notes which are Book-Entry Notes, such Person will be deemed to have represented such certification), which certification the Indenture Trustee may rely upon without further inquiry or investigation, that such Person is not a Plan trustee or is acting on behalf of a Plan, or using assets of a Plan (within the meaning of 29 C.F.R. 2510.3 -101, as modified by Section 3(42) of ERISA) to effect such transfer.

(d)           If a Person is acquiring any Note or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification (which in the case of the Book-Entry Notes, the prospective transferee will be deemed to have represented such certification) to the effect that it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in this Section 2.04.

(e)           Subject to the preceding provisions of this Section 2.04, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, the Owner Trustee on behalf of the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Class and the same Note Balance.

(f)            At the option of any Noteholder, its Notes may be exchanged for other Notes of authorized denominations of the same Class in a like Aggregate Note Balance, upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Owner Trustee on behalf of the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

(g)           Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(h)           No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(i)            All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.

(j)            The Note Registrar or the Indenture Trustee shall provide to each of the Issuer, the Administrators, the Owner Trustee and the Depositor, upon reasonable written request, and at the expense of the requesting party, an updated copy of the Note Register. The Issuer, the Administrators, the Owner Trustee and the Depositor shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.

(k)           The Indenture Trustee on behalf of the Depositor shall provide to any Holder of a Note (or Note Owner) and any prospective transferee designated by any such Holder (or Note Owner), information regarding the Notes and the Underlying Certificates and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Note without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A to the extent such information is in the Indenture Trustee’s possession. Each Holder of a Note (or Note Owner) desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuer, the Owner Trustee, the Indenture Trustee, the Note Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws and any other restrictions specified in this Section 2.04.

Section 2.05.          Mutilated, Destroyed, Lost or Stolen Notes.

If any mutilated Note is surrendered to the Note Registrar, the Owner Trustee on behalf of the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange therefor, a new Note of the same Class and same Note Balance and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer, the Indenture Trustee and the Note Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Note and the ownership thereof and (ii) such security or indemnity as may be reasonably required by them to hold each of them, and any agent of any of them harmless, then, in the absence of notice to the Issuer or the Note Registrar that such Note has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same Class, tenor and denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Note under this Section 2.05, the Owner Trustee, the Indenture Trustee and the Note Registrar may require the payment by the Noteholder of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Authenticating Agent and the Indenture Trustee) in connection therewith.

Every new Note issued pursuant to this Section 2.05 in lieu of any destroyed, mutilated, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, mutilated, lost or stolen Note shall be at any time enforceable by any Person, and, subject to the provisions of Section 2.09(e), such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.05 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.06.                             Noteholder Lists.

The Note Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders, which list, upon request, will be made available to the Issuer and the Indenture Trustee insofar as the Indenture Trustee is no longer the Note Registrar. Upon written request of any Noteholder or Note Owner made for purposes of communicating with other Noteholders or Note Owners with respect to their rights under this Indenture, the Note Registrar shall promptly furnish such Noteholder or Note Owner with a list of the other Noteholders of record identified in the Note Register at the time of the request. Every Noteholder, by receiving such access, agrees with the Note Registrar that the Note Registrar will not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Noteholder regardless of the source from which such information was derived.

Section 2.07.                             Persons Deemed Owners.

The Owner Trustee, the Issuer, the Indenture Trustee, the Note Registrar and any agents of any of them, may treat the Person in whose name a Note is registered as the owner of such Note for the purpose of receiving payments of principal, interest and other amounts in respect of such Note and for all other purposes, whether or not such Note shall be overdue, and none of the Owner Trustee, the Issuer, the Indenture Trustee, the Note Registrar or any agents of any of them, shall be affected by notice to the contrary.

Section 2.08.                             Note Account.

(a)           On or prior to the date hereof, the Indenture Trustee shall establish a segregated, non-interest bearing trust account (the “Note Account”) at Deutsche Bank National Trust Company (or such other financial institution as necessary to ensure that the Note Account is at all times an Eligible Account) in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Noteholders and the Issuer.  The Indenture Trustee shall deposit or cause to be deposited in the Note Account, upon receipt, all distributions and other collections received on or in respect of the Underlying Certificates.  Except as provided in this Indenture, the Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the Note Account. Funds in the Note Account shall not be commingled with any other monies. All monies deposited from time to time in the Note Account shall be held by and under the control of the Indenture Trustee in the Note Account for the benefit of the Noteholders and the Issuer as herein provided. All of the funds on deposit in the Note Account shall remain uninvested.

(b)           The Indenture Trustee is authorized to make withdrawals from the Note Account (the order set forth hereafter not constituting an order of priority, for such withdrawals) (i) to make payments on the Notes in accordance with the priorities set forth in Section 2.09(e), (ii) to remit to the Owner Trust Certificate Paying Agent for the purpose of making distributions on the Owner Trust Certificates in accordance with the priorities set forth in Section 2.09(e) hereof and the Trust Agreement, (iii) to pay or reimburse to the Indenture Trustee and Deutsche Bank National Trust Company, as Certificate Registrar, Certificate Paying Agent, the Securities Intermediary and an Administrators and the Owner Trustee, all Extraordinary Expenses and (iv) withdraw any amounts deposited in the Note Account in error each in accordance with the terms of this Indenture.

(c)           Upon the satisfaction and discharge of this Indenture pursuant to Section 3.01, the Indenture Trustee shall pay to the Issuer all amounts, if any, held by it remaining as part of the Trust Estate.

Section 2.09.                             Payments on the Notes.

(a)           Subject to Section 2.09(e), the Issuer agrees to pay:

(i)            with respect to the Notes, on each Payment Date prior to the Final Maturity Date, but only to the extent of the Available Funds, interest on, and principal of, the Notes in the amounts and in accordance with the priorities set forth in Section 2.09(e); and

(ii)           with respect to the Notes, on the Final Maturity Date, the entire Note Balance of the Notes, together with all accrued and unpaid interest thereon through the end of the related Accrual Period.

Amounts properly withheld under the Code by any Person from a payment to any Holder of a Note of interest, principal or other amounts, or any such payment set aside on the Final Payment Date for such Note as provided in Section 2.09(b), shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

(b)           With respect to each Payment Date, any interest, principal and other amounts payable on the Notes shall be paid to the Person that is the registered Holder thereof at the close of business on the related Record Date; provided, however, that interest, principal and other amounts payable on the Final Payment Date of any Note shall be payable only against surrender thereof at the Corporate Trust Office of the Indenture Trustee. Payments of interest, principal and other amounts on the Notes shall be made on the applicable Payment Date other than the Final Payment Date, subject to applicable laws and regulations, on or before the Payment Date to the Person entitled thereto by wire transfer to such account as such Noteholder shall designate by written instruction received by the Indenture Trustee not later than five Business Days prior to the Record Date related to the applicable Payment Date or, if no such instructions are received, then by check to the Person entitled thereto at such Person’s address appearing on the Note Register. The Indenture Trustee shall pay each Note in whole or in part, to the extent funds are available therefor in the Note Account, as provided herein on its Final Payment Date in immediately available funds from funds in the Note Account as promptly as possible after presentation to the Indenture Trustee of such Note at its Corporate Trust Office.

Except as provided in the following sentence, if a Note is issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on any Record Date and ending before the opening of business at such office or agency on the related Payment Date, no interest, principal or other amounts will be payable on such Payment Date in respect of such new Note, but will be payable on such Payment Date only in respect of the prior Note. Interest, principal and other amounts payable on any Note issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on the Record Date immediately preceding the Final Payment Date for such Notes and ending on the Final Payment Date for such Notes, shall be payable to the Person that surrenders the new Note as provided in this Section 2.09(b).

All payments of interest, principal and other amounts made with respect to the Notes of each Class will be allocated pro rata among the Outstanding Notes of such Class based on the respective Note Balances thereof.

If any Note on which the final payment was due is not presented for payment on its Final Payment Date, then the Indenture Trustee shall set aside such payment in a non-interest bearing account separate from the Note Account but which constitutes an Eligible Account, and the Indenture Trustee and the Issuer shall act in accordance with Section 5.10 in respect of the unclaimed funds.

(c)           During each Accrual Period from and after the Closing Date, the Notes will accrue interest at the Note Rate on their Note Balance outstanding immediately prior to the related Payment Date. Interest on the Notes for any Accrual Period shall be payable in accordance with Section 2.09(e) . Interest accrued during the related Accrual Period on the Note Balance at the Note Rate will be paid to Noteholders on each Payment Date, subject to Available Funds for such Payment Date.  Amounts not paid on any Payment Date in respect of interest accrued on the Notes for the related Accrual Period will be carried forward and paid (with additional interest on the amount so carried forward through the Accrual Period prior to payment) on the next succeeding Payment Date on which the Available Funds for such Payment Date is sufficient to pay interest accrued on such Payment Date plus the amount of interest accrued thereon carried over from prior Payment Dates. Failure to pay all accrued and unpaid interest on any Payment Date in respect of the Notes through the end of the related Accrual Period shall constitute an Event of Default under this Indenture.  In no event shall any Note earn interest after any applicable Payment Date on which principal is fully paid or set aside and available for payment in reduction of the Note Balance as provided in Section 2.09(b) hereof.

(d)           Unless the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, principal payments due on the Notes on each Payment Date prior to the Final Maturity Date shall be made (to the extent there are sufficient Available Funds for such purpose in the Note Account) in accordance with Section 2.09(e). Failure to pay Scheduled Principal Payment Amount on any Payment Date in respect of the Notes through the end of the related Accrual Period shall constitute an Event of Default under this Indenture. Subject to Section 2.09(e), the Note Balance of the Notes shall be paid in full by its Final Maturity Date.

(e)           On each Payment Date, the Indenture Trustee shall make the following disbursements and transfers from the Available Funds in the following order of priority:

(i)            first, to any party under the Basic Documents, any Extraordinary Expenses due and payable to such party under this Indenture or any other Basic Document, to the extent not previously paid; provided however, until the Note Balance of the Notes has been reduced to zero, Extraordinary Expenses payable pursuant to this paragraph shall in no event exceed $150,000 in the aggregate;

(ii)           second, to the holders of the Notes, the Accrued Interest for such Payment Date;

(iii)          third, to the holders of the Notes, the Scheduled Principal Payment Amount for such Payment Date;

(iv)          fourth, to the Reserve Account, all remaining amounts, until the amount on deposit therein is equal to the Required Reserve Account Amount; and

(v)           fifth, any remaining amounts, to the Certificate Paying Agent for distribution to the holder of the Owner Trust Certificates.

Section 2.10.          Final Payment Notice.

(a)           Notice of final payment of the Notes under Section 2.09(b) shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed no later than three (3) days prior to the Final Payment Date, to each Noteholder, as of the close of business on the Record Date preceding the Final Payment Date, at such Noteholder’s address appearing in the Note Register and to the Administrators and the Issuer.

(b)           All notices of final payment shall state (i) the Final Payment Date for the Notes, (ii) the amount of the final payment for the Notes and (iii) the place where the Notes are to be surrendered for payment, which shall be the Corporate Trust Office of the Indenture Trustee.

(c)           Notice of final payment of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Indenture Trustee. Failure to give notice of final payment, or any defect therein, to any Noteholder shall not impair or affect the validity of the final payment of any other Note.

Section 2.11.          Compliance with Withholding Requirements.

Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all federal withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for any such withholding.

Section 2.12.          Cancellation.

The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar.

All Notes delivered to the Indenture Trustee for payment shall be forwarded to the Note Registrar. All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures.

Section 2.13.          Book-Entry Notes.

(a)           The Book-Entry Notes shall be issued as one or more Notes held by a custodian on behalf of the Depository (the “Book-Entry Custodian”) or, if appointed to hold such Notes as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided in Section 2.13(c), transfer of the Notes may not be registered by the Note Registrar unless such transfer is to a successor Depository that agrees to hold such Notes for the respective Note Owners with Ownership Interests therein. Such Note Owners shall hold and transfer their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depository and, except as provided in Section 2.13(c), shall not be entitled to physical, fully registered Notes (each a “Definitive Note”) in respect of such Ownership Interests. All transfers by Note Owners of their respective Ownership Interests in the Book-Entry Notes shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Note Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Notes of Note Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Issuer and, if the Indenture Trustee is not the Book-Entry Custodian, the Indenture Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Depositor, the Administrators and the Issuer shall have the right to inspect, and to obtain copies of, any Notes held as Book-Entry Notes by the Book-Entry Custodian.

(b)           The Issuer, the Indenture Trustee and the Administrators and any of their respective agents may for all purposes, including the making of payments due on the Book-Entry Notes, deal with the Depository as the authorized representative of the Note Owners with respect to such Notes for the purposes of exercising the rights of Note Owners hereunder. The rights of Note Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Note Owners and the Depository Participants and brokerage firms representing such Note Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Notes with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Note Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Note Owners and shall give notice to the Depository of such record date.

(c)           If (i) the Issuer advises the Indenture Trustee and the Note Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes, and the Issuer is unable to locate a qualified successor, or (ii) the Issuer at its option or after an Event of Default, Noteholders representing a majority of the Aggregate Note Balance advise the Book-Entry Custodian, the Administrators and the Note Registrar in writing that they elect to terminate the book-entry system through the Depository with respect to the Book-Entry Notes (or any portion thereof), the Note Registrar shall notify all affected Note Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners requesting the same. Upon surrender to the Note Registrar of any Book-Entry Notes (or any portion thereof) by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, the Definitive Notes in respect of such Class (or portion thereof) to the Note Owners identified in such instructions. None of the Issuer, the Administrators, the Indenture Trustee, the Owner Trustee or any agent thereof shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for purposes of evidencing ownership of any Book-Entry Notes, the registered holders of such Definitive Notes shall be recognized as Note Owners hereunder and, accordingly, shall be entitled directly to all benefits associated with such Definitive Notes and to transfer and exchange such Definitive Notes.

(d)           If the Indenture Trustee is required for any reason to obtain a list of Note Owners from the Depository, the costs of obtaining that list shall be an expense of the Indenture Trustee, and such expense shall be reimbursable to the Indenture Trustee as an Extraordinary Expense.

Section 2.14.          Limited Recourse; No Petition.

(a)           Notwithstanding any other provision hereof, the obligations of the Issuer under this Indenture and the Notes are non-recourse obligations solely of the Issuer and will be payable only from the related Collateral and proceeds thereof. The Indenture Trustee shall agree, and the Noteholders will be deemed to have agreed, that they each have no rights or claims against the Issuer directly and may only look to the related Collateral and proceeds thereof to satisfy the Issuer’s obligations hereunder and under the Notes. In the event that the related Collateral and proceeds thereof should be insufficient to satisfy all claims whose recourse is limited thereto, such claims shall thereupon be extinguished and no further assets of the Issuer will be available to meet such claims. Notwithstanding the provisions of this Section 2.14(a), the Issuer or another entity may, subject to Section 9.06, at any time advance funds to the Indenture Trustee for the purpose of allowing the Indenture Trustee to make required payments on the

Notes. If the Issuer or another entity makes such an advance, it shall be entitled to be reimbursed from the Note Account on any Payment Date the amount so advanced.

(b)           Notwithstanding the provisions of Section 2.14(a) hereof, to the extent that the Noteholders are deemed to have any interest in any assets of the Issuer dedicated to other debt obligations of the Issuer, the Noteholders, by acceptance of their Notes, will be deemed to have agreed that their interest in such assets are subordinate to claims or rights of other debtholders of the Issuer with more senior interests in such assets, such agreement of the Noteholders constituting the “subordination agreement” for purposes of Section 510(a) of Title 11 of the United States Code.

(c)           The Indenture Trustee shall agree, and the Noteholders, by acceptance of their Notes, will be deemed to have agreed, not to file or join in filing any petition in bankruptcy or commence any similar proceeding in any jurisdiction in respect of the Issuer for a period of one year and one day (or any longer preference period applicable) following the first date on which no Notes remain outstanding or, if any other notes have been issued by the Issuer, for a period of one year and one day (or any longer preference period applicable) following the first date on which no such notes remain outstanding.

(d)           The provisions of this Section 2.14 shall survive termination of this Indenture.

Section 2.15.          Reserve Account.

(a)           No later than the Closing Date, the Indenture Trustee shall establish and maintain with itself a separate, segregated trust account titled, “Reserve Account, Deutsche Bank National Trust Company, as Indenture Trustee, in trust for the Indenture Trustee, the Owner Trustee and the Noteholders of LVII 2010-R1, Resecuritization Trust Securities, Series 2010-R1”. Upon written instruction by the Depositor, amounts on deposit in the Reserve Account shall be invested and reinvested in Permitted Investments, for the benefit of the Reserve Account.  If such amounts are invested in Permitted Investments, any and all investment earnings from any such Permitted Investments shall be for the benefit of the Trust, and the risk of loss of moneys on deposit in the Note Account resulting from such investments shall be borne by the Trust.

The Indenture Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be an amount that is reimbursable or payable pursuant to the Indenture.

(b)           On each Payment Date, amounts shall be deposited in the Reserve Account pursuant to Section 2.09 of this Indenture until the amounts on deposit in the Reserve Account shall equal the Required Reserve Account Amount. The Certificateholder may in its sole and absolute discretion, deposit cash from its own funds into the Reserve Account at any time.

(c)           On any Payment Date, the Indenture Trustee shall withdraw the Reserve Account Withdrawal Amount from funds in the Reserve Account and deposit such amount into the Note Account to be included in Available Funds to make payments pursuant to Section 2.09 of this Indenture.

(d)           In addition, if following payments on any Payment Date the amount in the Reserve Account is greater than the Required Reserve Account Amount, such excess shall be distributed to the holders of the Owner Trust Certificates. On any Payment Date on which the Note Balance of the Notes has been reduced to zero and the Indenture has been discharged pursuant to Article III, the Indenture

Trustee shall, to the extent available, withdraw any remaining amounts on deposit in the Reserve Account and shall release such amounts to the Certificate Paying Agent for distribution to the Certificateholder.

(e)           At any time after the amount in the Reserve Account is equal to the Required Reserve Account Amount, the Indenture Trustee shall, at the direction of the Certificateholder, deliver or cause to be delivered to the Certificateholders, the physical certificates evidencing the then remaining Underlying Certificates that are held in fully registered, certificated form, endorsed to the Certificateholder or its designee.

ARTICLE III

SATISFACTION AND DISCHARGE

Section 3.01.          Satisfaction and Discharge of Indenture.

(a)           This Indenture shall cease to be of further effect except as to (i) any surviving rights herein expressly provided for, including any rights of transfer or exchange of Notes herein expressly provided for, (ii) in the case of clause (1)(B) below, the rights of the Noteholders hereunder to receive payment of the Note Balance of, and interest on, such Notes and any other rights of the Noteholders hereunder and (iii) the provisions of Section 3.02, when

(1)           either (A) all Notes theretofore authenticated and delivered to Noteholders (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.05, and (ii) Notes for which payment of money has theretofore been deposited in the Note Account by the Indenture Trustee and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 5.10) have been delivered to the Note Registrar for cancellation; or (B) all such Notes not theretofore delivered to the Note Registrar for cancellation (i) have become due and payable, or (ii) will become due and payable, on the next Payment Date, and in the case of clause (B)(i) or (B)(ii) above, cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Note Registrar for cancellation or sufficient to pay the Note Balance thereof and any interest thereon accrued to the date of such deposit (in the case of Notes which have become due and payable) or to the end of the Accrual Period for the next Payment Date has been deposited with the Indenture Trustee as trust funds in trust for these purposes;

(2)           the Issuer has paid or caused to be paid all other sums payable hereunder or any other Basic Document or reasonably expected to become payable hereunder by the Issuer to the Indenture Trustee, the Note Registrar, the Administrators and each of the Noteholders (in each case, if any); and

(3)           IMH Assets Corp. as an Administrator on behalf of the Issuer has delivered to the Indenture Trustee an Opinion of Counsel stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing, the obligations of the Issuer to the Indenture Trustee under Section 5.04 hereof and the obligations of the Indenture Trustee to the Noteholders under Section 3.02 hereof shall survive satisfaction and discharge of this Indenture.

Upon (a) the delivery of all Notes theretofore authenticated and delivered from Noteholders to the Note Registrar for cancellation or (b) payment of all the Outstanding Notes in full, the Indenture Trustee shall (i) deliver or cause to be delivered to the Owner Trustee physical certificates evidencing the then remaining Underlying Certificates that are held in fully registered, certificated form, endorsed to the Issuer or its designee, (ii) deliver or cause to be delivered to the Issuer, any remaining amounts in the Note Account, (iii) deliver or cause to be delivered to the Issuer, any releases or termination statements prepared by the Issuer which the Issuer reasonably requests to evidence discharge of the lien hereof and (iv) deliver or cause to be delivered all other items reasonably requested by the Issuer, and take all other actions reasonably requested by the Issuer, in order to cause registration of transfer of the Underlying Certificates to be made (on the books and records of the registrar for such Underlying Certificates) to the Issuer or its designee.

Section 3.02.                             Application of Trust Money.

Subject to the provisions of Section 2.08(b), Section 2.09 and Section 5.10, all Cash deposited with the Indenture Trustee pursuant to Section 3.01 shall be held in the Note Account and applied by the Indenture Trustee, in accordance with the provisions of the Notes and this Indenture to pay the Persons entitled thereto, the interest, principal and other amounts payable on the Notes.

ARTICLE IV

EVENTS OF DEFAULT; REMEDIES

Section 4.01.                             Events of Default.

“Event of Default,” wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)                                     the Accrued Interest or Scheduled Principal Payment Amount due on the Notes shall not have been paid on any Payment Date and such non-payment shall have continued for a period of three Business Days following such Payment Date;

(ii)                                  any failure of the Issuer to pay all interest on and principal of any Note in full by its Final Maturity Date;

(iii)                               any default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section), which default shall continue unremedied for a period of 30 days after there shall have been given, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders holding at least 25% of the Aggregate Note Balance of the Outstanding Notes, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(iv)                              the entry by a court having jurisdiction over the Issuer of (A) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state delinquency, bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of or for the Issuer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order not stayed or dismissed and in effect for a period of more than ninety (90) consecutive days;

(v)                                 the commencement by the Owner Trustee on behalf of the Issuer of a voluntary case or proceeding under any applicable federal or state delinquency, bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, or the filing by the Owner Trustee on behalf of the Issuer of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Owner Trustee on behalf of the Issuer to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of or for the Issuer or of any substantial part of the Issuer’s property, or the making by the Owner Trustee on behalf of the

Issuer of an assignment for the benefit of creditors, or the admission by the Owner Trustee on behalf of the Issuer in writing of the Issuer’s inability to pay its debts generally as they become due, or the taking of corporate action by the Owner Trustee on behalf of the Issuer in furtherance of any such action;

(vi)                              the impairment of the validity or effectiveness of this Indenture or any Grant hereunder, or the subordination or, except as permitted hereunder, termination or discharge of the lien hereof, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the Trust Estate or any interest in or proceeds of the Trust Estate, or the failure of the lien of this Indenture to constitute a valid first-priority security interest in the Trust Estate, provided, that if such impairment, subordination, creation of such lien, or failure of the lien on the Trust Estate to constitute such a security interest shall be susceptible of cure, no Event of Default shall arise until the continuation of any such default unremedied for a period of 30 days after receipt of notice thereof; or

(vii)                           a breach of the representations and warranties of the Issuer contained in Section 9.04 or Section 9.11 hereof.

Section 4.02.                             Acceleration of Maturity; Rescission and Annulment.

If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee shall declare all of the Notes to be immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the unpaid Note Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable unless such Event of Default has been waived at the written direction of the Noteholders representing 100% of the Aggregate Note Balance of the Notes.

At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due in respect of the Notes has been obtained by the Indenture Trustee as hereinafter provided in this Article IV, the Noteholders representing more than 50% of the Aggregate Note Balance of all Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences.

No such rescission and annulment shall affect any subsequent default or impair any right consequent thereto.

Section 4.03.                             Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)                                  If the Issuer fails to pay all amounts due upon an acceleration of the Notes under Section 4.02 forthwith upon demand, the Indenture Trustee, in its capacity as Indenture Trustee and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon such Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the Trust Estate, wherever situated, or may institute and prosecute such non-judicial proceedings in lieu of judicial proceedings as are then permitted by applicable law.

(b)                                 If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(c)                                  In case (i) there shall be pending, relative to the Issuer or any Person having or claiming an ownership interest in the Trust Estate, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, (ii) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or shall have taken possession of the Issuer or its respective property or such Person or (iii) there shall be pending a comparable judicial proceeding brought by creditors of the Issuer or affecting the property of the Issuer, the Indenture Trustee, irrespective of whether the principal of or interest on any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i)                                     to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of willful misconduct, negligence or bad faith) and of the Noteholders allowed in such proceedings;

(ii)                                  unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such proceedings;

(iii)                               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their and its behalf; and

(iv)                              to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee or predecessor Indenture Trustee.

(d)                                 Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e)                                  In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such proceedings.

(f)                                    In the event that the Indenture Trustee, following an Event of Default hereunder institutes proceedings to foreclose on the Trust Estate, the Indenture Trustee shall promptly give a notice to that effect to each of the Issuer, the Administrators, the Noteholders and the Depositor.

(g)                                 All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered, subject to the payment priorities of Section 2.09.

Section 4.04.                             Remedies.

If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable pursuant to Section 4.02 hereof and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may do one or more of the following:

(a)                                  institute Proceedings for the collection of all amounts then payable on or under this Indenture with respect to the Notes, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the Trust Estate monies adjudged due;

(b)                                 sell or cause to be sold the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 4.15 hereof; provided, however, that the Indenture Trustee shall give the Issuer written notice of any private sale called by or on behalf of the Indenture Trustee pursuant to this Section 4.04(b), at least 10 days prior to the date fixed for such private sale;

(c)                                  institute Proceedings from time to time for the complete or partial foreclosure with respect to the Trust Estate; and

(d)                                 exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Holders of the Notes hereunder;

provided, however, that the Indenture Trustee shall not, unless required by law, sell or otherwise liquidate the Trust Estate following any Event of Default unless (and shall do so if) Holders of Notes representing more than 50% of the Aggregate Note Balance of the Notes so direct.

Section 4.05.                             Application of Money Collected.

Any money collected by the Indenture Trustee pursuant to this Article shall be deposited in the Note Account and, on each Payment Date, such amount shall be applied in accordance with Section 2.09(e) hereof and, in case of the distribution of such money on account of the principal of or interest on the Notes, upon presentation and surrender of the Notes if fully paid.

Section 4.06.                             Limitation on Suits.

Except as provided in Section 4.07, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)                                  such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(2)                                  the Noteholders holding more than 50% in Aggregate Note Balance of the Notes shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(3)                                  such Noteholders have offered to the Indenture Trustee adequate indemnity or security satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                  the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding;

(5)                                  no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the Noteholders holding more than 50% in Aggregate Note Balance of the Notes; and

(6)                                  an Event of Default shall have occurred and be continuing;

it being understood and intended that no one or more of the Noteholders shall have any right in any manner whatever by virtue of, or by availing itself or themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Noteholders of Notes of the same Class, or to obtain or to seek to obtain priority or preference over any other of such Noteholders of Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Noteholders of Notes of the same Class.  Subject to the foregoing restrictions, the Noteholders may exercise their rights under this Section 4.06 independently.

Section 4.07.                             Unconditional Right of the Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note at Maturity shall have the right, which is absolute and unconditional, to receive payments of interest, principal and other amounts then due on such Note (subject to Section 2.09) and to institute suit for the enforcement of any such payment (subject to Section 4.06), and such rights shall not be impaired without the consent of such Noteholder, unless a non-payment has been cured pursuant to the next to last paragraph of Section 4.02. The Issuer shall, however, be subject to only one consolidated lawsuit by the Noteholders, or by the Indenture Trustee on behalf of the Noteholders, for any one cause of action arising under this Indenture or otherwise.

Section 4.08.                             Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued, waived, rescinded or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

Section 4.09.                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.05, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.10.                             Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee, or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, to the extent permitted by applicable law, by the Indenture Trustee or the Noteholders, as the case may be.

Section 4.11.                             Control by the Noteholders.

The Noteholders holding more than 50% in Aggregate Note Balance of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, provided, that such direction shall not be in conflict with any rule of law or with this Indenture or involve the Indenture Trustee in personal liability and provided, further, that the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Section 4.12.                             Waiver of Past Defaults.

Prior to the acceleration of the maturity of the Notes, the Noteholders of greater than 50% in Aggregate Note Balance of the Notes may on behalf of the Noteholders of all the Notes waive any past default hereunder and its consequences, except a default:

(1)                                  in the payment of principal of or interest on any Note, which waiver shall require the waiver by Noteholders holding 100% in Aggregate Note Balance of the Notes; or

(2)                                  in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Note, which waiver shall require the waiver by each Holder of a Note; or

(3)                                  depriving the Indenture Trustee or any Noteholder of a lien or the benefit of a lien, as the case may be, upon any part of the Trust Estate, which waiver shall require the consent of the Indenture Trustee or such Noteholder, as the case may be; or

(4)                                  depriving the Indenture Trustee of any fee, reimbursement for any expense incurred, or any indemnification to which the Indenture Trustee is entitled.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 4.13.                             Undertaking for Costs.

All parties to this Indenture agree, and each Noteholder by its acceptance of a Note or any interest therein, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer, or to any suit instituted by the Indenture Trustee, or to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate at least 25% in Aggregate Note Balance of Outstanding Notes or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity of such Note.

Section 4.14.                             Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of such law and covenants that they will not hinder, delay or impede the exercise of any power herein granted to the Indenture Trustee, but will suffer and permits the exercise of every such power as though no such law had been enacted.

Section 4.15.                             Sale of the Trust Estate.

(a)                                  Any sale or other liquidation of the Trust Estate shall be carried out only in accordance with the direction of Holders of Notes representing more than 50% of the Aggregate Note Balance of the Notes.  The power to effect any public or private sale of any portion of the Trust Estate pursuant to Section 4.04 hereof shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until either the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Issuer shall reimburse the Indenture Trustee for all costs and expenses incurred in connection with the sale of the Trust Estate in a commercially reasonable manner, including the fees of any broker or financial advisor engaged to assist in such sale. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any such sale but such waiver does not apply to any amounts to which the Indenture Trustee is otherwise entitled under Section 5.04 of this Indenture.

(b)                                 The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance (without recourse against the Indenture Trustee) transferring its interest in any portion of the Trust Estate in connection with a sale thereof pursuant to Section 4.04. In addition, the Indenture Trustee is hereby irrevocably appointed an agent and attorney-in-fact of the Issuer to transfer and convey the Issuer’s interest in any portion of the Trust Estate in connection with a sale thereof pursuant to Section 4.04, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall have any obligation to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c)                                  Any sale or other transfer of an Underlying Certificate shall be made in compliance with all applicable laws and the terms of the related Underlying Agreement.

Section 4.16.                             Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate.

ARTICLE V

THE INDENTURE TRUSTEE

Section 5.01.                             Certain Duties and Responsibilities.

The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee and any Responsible Officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in place and stead of the Issuer, and in the name of the Issuer or in its own name or in the name of a nominee, from time to time in the Indenture Trustee’s discretion, for the purpose of enforcing the rights, powers and remedies of the Issuer under the Trust Agreement and taking any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture, all as set forth in this Section.

(a)                                  The rights, duties and liabilities of the Indenture Trustee in respect of this Indenture and the Trust Agreement shall be as follows:

(i)                                     The Indenture Trustee shall have the full power and authority to do all things not inconsistent with the provisions of this Indenture that it may deem advisable in order to enforce the provisions hereof or to take any action with respect to a default or an Event of Default hereunder, or to institute, appear in or defend any suit or other proceeding with respect hereto, or to protect the interests of the Noteholders.  The Indenture Trustee shall not be answerable or accountable except for its own bad faith, willful misconduct or negligence. The Issuer shall prepare and file or cause to be filed, at the Issuer’s expense, a UCC Financing Statement, describing the Issuer as debtor, the Indenture Trustee as secured party and the Trust Estate as the collateral, in all appropriate locations in the State of Delaware promptly following the initial issuance of the Notes, and the Issuer shall prepare and file at each such office, and the Indenture Trustee shall execute (to the extent provided to the Indenture Trustee by the Issuer), continuation statements with respect thereto, in each case within six months prior to each fifth anniversary of the original filing. The Issuer is hereby authorized and obligated to make, at the expense of the Issuer, all required filings and re-filings of which the Issuer becomes aware, necessary to preserve the liens created by this Indenture to the extent not done by the Issuer as provided herein. The Indenture Trustee shall not be required to take any action to exercise or enforce the trusts hereby created which, in the opinion of the Indenture Trustee, shall be likely to involve expense or liability to the Indenture Trustee, unless the Indenture Trustee shall have received an agreement satisfactory to it in its sole discretion to indemnify it against such liability and expense. Except as otherwise expressly provided herein, the Indenture Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein or the Trust Agreement or in any other instruments to be performed or observed by the Issuer or any party to the Trust Agreement.

(ii)                                  Subject to the other provisions of this Article V, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provisions of this Indenture, shall examine them to determine whether they are on their face in the form required by this Indenture. If any such instrument is found on its face not to conform to the requirements of this Indenture in a material manner, the Indenture Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Indenture Trustee’s reasonable satisfaction, the Indenture Trustee will provide notice thereof to the Noteholders. The Indenture Trustee shall not incur any liability in acting upon any signature, notice, request, consent, certificate, opinion, or other instrument reasonably believed by it to be genuine.  In administering the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereunder directly or through its agents or attorneys.  The Indenture Trustee shall not be liable for the acts or omissions of its agents or attorneys so long as the Indenture Trustee chose such Persons with due care.  The Indenture Trustee may, at the Issuer’s expense, payable out of the Trust Estate pursuant to Section 5.04, consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such Person nor for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

(iii)                               Except as expressly set forth herein, the Indenture Trustee shall not have any duty to make, arrange or ensure the completion of any recording, filing or registration of any instrument of further assurance, or any amendments or supplements to any of said instruments, and the Indenture Trustee shall not have any duty to make, arrange or ensure the completion of the payment of any fees, charges or taxes in connection therewith.

(iv)                              Whenever in performing its duties hereunder, the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee may, in the absence of bad faith on the part of the Indenture Trustee, conclusively rely upon (unless other evidence in respect thereof be specifically prescribed herein) an Officer’s Certificate of the Issuer, and such Officer’s Certificate shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it on the faith thereof.

(v)                                 The Indenture Trustee shall not have any obligations to see to the payment or discharge of any liens (other than the liens hereof) upon the Trust Estate, or to see to the application of any payment of the principal of or interest on any Note secured thereby or to the delivery or transfer to any Person of any property released from any such lien, or to give notice to or make demand upon any mortgagor, mortgagee, trustor, beneficiary or other Person for the delivery or transfer of any such property. The Indenture Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens or encumbrances on the Trust Estate arising by, through or under the Indenture Trustee when acting in its individual capacity.

(vi)                              The Indenture Trustee shall not be concerned with or accountable to any Person for the use or application of any deposited monies or of any property or securities or the proceeds thereof that shall be released or withdrawn in accordance with the provisions hereof or of any property or securities or the proceeds thereof that shall be released from the lien hereof or thereof in accordance with the provisions hereof or thereof, and the Indenture Trustee shall not have any liability for the acts of other parties that are not in accordance with the provisions hereof.

(b)                                 The rights, duties and liabilities of the Indenture Trustee in respect of the Trust Estate and this Indenture, in addition to those set forth in Section 5.01(a), shall be as follows:

(i)                                     except during the continuance of an Event of Default with respect to the Notes, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)                                  the Indenture Trustee may request and may, in the absence of bad faith on its part, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and shall be fully protected in acting or refraining to act upon requests, instruments, statements, resolutions, reports, notices, consents, orders, approvals certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such documents which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

(c)                                  Subject to Section 4.12 hereof, in case an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge with respect to the Notes has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(d)                                 No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this subsection shall not be construed to limit the effect of subsections (a), (b) or (c) of this Section;

(ii)                                  the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Noteholders of more than 50% (unless a lower or higher percentage of Noteholders is expressly permitted or required to authorize such action hereunder, in which case such lower or higher percentage) in Aggregate Note Balance of Outstanding Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes; and

(iv)                              the Indenture Trustee shall not be charged with knowledge of a default in the observance of any covenant contained in Section 9.06 unless either (i) a Responsible Officer of the Indenture Trustee assigned to its Corporate Trust Office shall have actual knowledge of such default or (ii) written notice of such default shall have been given by the Issuer or any Noteholder to and received by the Indenture Trustee at its Corporate Trust Office.

(v)                                 The Indenture Trustee does not guarantee the performance of any Eligible Account or Permitted Investment and shall not be liable for the selection of investments or for investment losses incurred thereon and shall have no obligation to invest any funds held in any accounts under this Indenture in the absence of timely written direction..

(vi)                              In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with Indenture Trustee. Accordingly, each of the parties agrees to provide to Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable Indenture Trustee to comply with Applicable Law.

Section 5.02.                             Notice of Defaults.

The Indenture Trustee, promptly but no later than five (5) Business Days after a Responsible Officer of the Indenture Trustee acquires actual knowledge or written notice of the occurrence of any default under this Indenture, shall notify the Issuer, the Noteholders and the Administrators of any such default, unless all such defaults known to the Indenture Trustee shall have been cured before the giving of such notice or unless the same is rescinded and annulled, or waived by the Noteholders pursuant to Section 4.02 or Section 4.12; provided that, except in the case of a default in the payment of the principal of or interest on any of the Notes, the Indenture Trustee shall be protected in withholding such notice from the Noteholders for a period of no longer than 30 days if and so long as the board of directors, the executive committee or a trust committee composed of directors and/or Responsible Officers of the Indenture Trustee reasonably and in good faith determines that the withholding of such notice is in the best interest of the Noteholders.  For the purpose of this subsection (a), the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

The Indenture Trustee will not be charged with knowledge of a default or an Event of Default unless either (i) a Responsible Officer of the Indenture Trustee assigned respect to its Corporate Trust Office shall have actual knowledge of such default or Event of Default or (ii) written notice of such default shall have been received by the Indenture Trustee in the manner set for in this Section 5.02(a).

Section 5.03.                             Certain Rights of Indenture Trustee.

Subject to the provisions of Section 5.01, in connection with this Indenture:

(a)                                  the Indenture Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order;

(c)                                  whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)                                 the Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel rendered thereby shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)                                    the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Indenture Trustee in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(g)                                 the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys of the Indenture Trustee. The Indenture Trustee shall not be liable for the acts or omissions of its agents or attorneys so long as the Indenture Trustee chose such Persons with due care;

(h)                                 the Indenture Trustee shall not be required to provide any surety or bond of any kind in respect of the Trust or in connection with the execution or performance of its duties hereunder;

(i)                                     the Indenture Trustee shall not make any representations as to the validity or sufficiency of this Indenture; and

(j)                                     the Indenture Trustee shall not at any time have any responsibility or liability other than as may be expressly set forth in this Indenture for or with respect to the legality, validity or enforceability of the Underlying Certificates or for any acts or omissions of the Depositor.

Section 5.04.                             Compensation and Reimbursement.

(a)                                  In consideration for its services hereunder, the Indenture Trustee shall be paid pursuant to a separate fee schedule between the Indenture Trustee and the Depositor. The assets of the Trust Estate shall not be used to satisfy the compensation payable to the Indenture Trustee.

(b)                                 Subject to Section 5.04(c), the Issuer hereby agrees:

to reimburse, indemnify, defend and hold harmless the Indenture Trustee (in each of its various capacities) and any director, officer, employee, representative, agent or Affiliate of the Indenture Trustee (in each of its various capacities) for any and all losses, liabilities, damages, penalties, taxes, actions, suits, judgments and reasonable costs and expenses (including attorney’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Indenture Trustee directly or indirectly relating to or incurred in connection with, or arising from, any act or omission on the part of the Indenture Trustee with respect to this Indenture, the Underlying Certificates or the Notes, or any document or transaction contemplated herewith or therewith (other than any loss, liability or expense incurred by reason of the Indenture Trustee’s willful misfeasance, bad faith or negligence) in the performance of its duties. The provisions of this Section 5.04(b) shall survive the termination of this Indenture or the earlier of the resignation or removal of the Indenture Trustee.

With respect to any third party claim:

(i)                                     the Indenture Trustee shall give the Issuer and the Noteholders written notice thereof promptly after the Indenture Trustee shall have actual knowledge thereof;

(ii)                                  while maintaining control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and

(iii)                               notwithstanding the foregoing provisions of this Section 5.04(b), the Indenture Trustee shall not be entitled to reimbursement out of the Note Account for settlement of any such claim by the Indenture Trustee entered into without the prior consent of the Issuer, which consent shall not be unreasonably withheld or delayed.

The Indenture Trustee agrees to fully perform its duties under this Indenture notwithstanding any failure on the part of the Issuer to make any payments, reimbursements or indemnifications to the Indenture Trustee or Deutsche Bank National Trust Company pursuant to this Section 5.04(b); provided, however, that (subject to Sections 5.04(c) and 5.04(d)) nothing in this Section 5.04 shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture in the event of the Issuer’s failure to pay any sums due the Indenture Trustee pursuant to this Section 5.04.

(c)                                  The obligations of the Issuer set forth in Section 5.04(b) are non-recourse obligations solely of the Issuer and will be payable only from the Trust Estates with respect to the Notes. The Indenture Trustee hereby agrees that it has no rights or claims against the Issuer directly and shall only look to the Trust Estate to satisfy the Issuer’s obligations under Section 5.04(b). The Indenture Trustee also hereby agrees not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Issuer; provided, however, the Indenture Trustee shall not be prohibited from filing proofs of claim in any such bankruptcy or similar proceeding.

(d)                                 Extraordinary Expenses shall be paid pursuant to Section 2.09(e) of the Indenture. On any Payment Date on which Available Funds are not sufficient to pay both Deutsche Bank National Trust Company (in each of its various capacities) and Christiana Bank & Trust Company (in its capacity as Owner Trustee) for their Extraordinary Expenses (subject to the limitations above), such Extraordinary Expenses shall be paid on a pro rata basis. None of the Indenture Trustee, the Owner Trustee or the Administrators will have any obligation or liability to incur additional expenses in excess of such capped amount unless it receives additional security or indemnity reasonably satisfactory to it for such expenses. The Holders shall hold the Indenture Trustee, the Owner Trustee and the Administrators harmless from any consequences resulting from any failure to incur any such expenses in excess of such cap.

(e)                                  Upon the occurrence of an Event of Default resulting in an acceleration of maturity of the Notes, the Indenture Trustee shall have, as security for the performance of the Issuer under this Section 5.04, a lien ranking senior to the lien of the Notes upon all property and funds held or collected as part of the Trust Estate. The Indenture Trustee shall not institute any proceeding seeking the enforcement of such lien against the Trust Estate unless (i) such proceeding is in connection with a proceeding in accordance with Article IV hereof for enforcement of the lien of this Indenture for the benefit of the Noteholders after the occurrence of an Event of Default (other than an Event of Default due solely to a breach of this Section 5.04) and a resulting declaration of acceleration of maturity of such Notes that has not been rescinded and annulled, or (ii) such proceeding does not and will not result in or cause a sale or other disposition of the Trust Estate.

Section 5.05.                             Corporate Indenture Trustee Required, Eligibility.

The Issuer hereby agrees, for the benefit of the Noteholders, that there shall at all times be an Indenture Trustee hereunder which shall be a bank (within the meaning of Section 2(a)(5) of the 1940 Act) organized and doing business under the laws of the United States or any State thereof, authorized under such laws to exercise corporate trust powers, having aggregate capital, surplus and undivided profits of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital, surplus and undivided profits of such bank shall be deemed to be its combined capital, surplus and undivided profits as set forth in its most recent report of condition so published. The Indenture Trustee shall in no event be an Affiliate of the Issuer or an Affiliate of any Person involved in the organization or operation of the Issuer or be directly or indirectly Affiliated with the Issuer. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 5.06.                             Authorization of Indenture Trustee.

The Indenture Trustee represents and warrants as to itself that it is duly authorized under applicable law, its charter and its by-laws to execute and deliver this Indenture, and to perform its obligations hereunder, including, without limitation, that it is duly authorized to accept the Grant to it for the benefit of the Noteholders of the Trust Estate and is authorized to authenticate the Notes, and that all corporate action necessary or required therefor has been duly and effectively taken or obtained and all federal and state governmental consents and approvals required with respect thereto have been obtained.

Section 5.07.                             Merger, Conversion, Consolidation or Succession to Business.

Any corporation, bank, trust company or association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation, bank, trust company or association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except to the extent that assumption of its duties and obligations, as such, is not effected by operation of law.

Section 5.08.                             Resignation and Removal, Appointment of Successor.

(a)                                  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee in accordance with the applicable requirements of Section 5.09.

(b)                                 The Indenture Trustee may resign at any time by giving written notice thereof to the Issuer. Written notice of resignation under this Indenture shall also constitute notice of resignation as Certificate Paying Agent and Certificate Registrar under the Trust Agreement and as an Administrator under the Administration Agreement. If the instrument of acceptance by a successor Indenture Trustee required by Section 5.09 shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

(c)                                  The Indenture Trustee may be removed at any time, with cause, with respect to the Notes by the Noteholders of a majority in Aggregate Note Balance of the Outstanding Notes and notice of such action by the Noteholders shall be delivered to the Indenture Trustee and the Issuer. For purposes of this Section 5.08, “cause” shall include any material breach of the Indenture Trustee’s obligations under this Indenture or any material breach of the obligations of the Indenture Trustee in its capacity as Certificate Paying Agent or Certificate Registrar under the Trust Agreement or as an Administrator under the Administration Agreement.

(d)                                 If at any time:

(i)                                     the Indenture Trustee shall cease to be eligible under Section 5.05, or the representations of the Indenture Trustee in Section 5.06 shall prove to be untrue, and the Indenture Trustee shall fail to resign after written request therefor by the Issuer or Noteholders of 50% of the Aggregate Note Balance of the Outstanding Notes; or

(ii)                                  the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Owner Trustee on behalf of the Issuer may (and, subject to the Owner Trustee’s rights under the Trust Agreement) remove the Indenture Trustee, or (ii) subject to Section 4.13, any Noteholder may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor indenture trustee or indenture trustees.

(e)                                  If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Issuer shall promptly appoint a successor indenture trustee who shall comply with the applicable requirements of Section 5.09.  If, within 60 days after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor indenture trustee shall not have been appointed by the Issuer and shall not have accepted such appointment in accordance with the applicable requirements of Section 5.09, then a successor indenture trustee shall be appointed by act of the Noteholders of more than 50% in Aggregate Note Balance of the Outstanding Notes delivered to the Issuer and the retiring Indenture Trustee, and the successor indenture trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.09, become the successor indenture trustee with respect to the Notes.

If within 90 days after such resignation, removal or incapacity, or the occurrence of such vacancy, no successor indenture trustee shall have been so appointed and accepted appointment in the manner required by Section 5.09, any bona fide Noteholder may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

(f)                                    The Issuer shall give notice of any resignation or removal of the Indenture Trustee and the appointment of a successor indenture trustee by giving notice of such event to the Noteholders. Each notice shall include the name of the successor indenture trustee and the address of its Corporate Trust Office.

Section 5.09.                             Acceptance by Successor of Appointment.

In case of the appointment hereunder of a successor indenture trustee, the successor indenture trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but, on the request of the Issuer or the successor indenture trustee, such retiring Indenture Trustee shall execute and deliver an instrument transferring to such successor indenture trustee all the rights, powers and trusts of the retiring Indenture Trustee, shall duly assign, transfer and deliver to such successor indenture trustee all property and money held by such retiring Indenture Trustee hereunder, shall take such action as may be requested by the Issuer to provide for the appropriate interest in each of the Trust Estates to be vested in such successor indenture trustee, but shall not be responsible for the recording of such documents and instruments as may be necessary to give effect to the foregoing.

Upon request of any such successor indenture trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor indenture trustee all such rights, powers and trusts referred to in this Section.

No successor indenture trustee shall accept its appointment unless at the time of such acceptance such successor indenture trustee shall be qualified and eligible under this Article.

Section 5.10.                             Unclaimed Funds.

The Indenture Trustee is required to hold any payments received by it with respect to the Notes that are not paid to the Noteholders in trust for the Noteholders. Notwithstanding the foregoing, at the expiration of two years following the Final Payment Date for the Notes, if any monies set aside in accordance with Section 2.09(b) for payment of principal, interest and other amounts on such Notes remain unclaimed by any lawful owner thereof, such unclaimed funds and, to the extent required by applicable law, any accrued interest thereon shall be remitted to the Issuer to be held in trust by the Issuer for the benefit of the applicable Noteholder until distributed in accordance with applicable law, and all liability of the Indenture Trustee with respect to such money shall thereupon cease; provided, that the Indenture Trustee, before being required to make any such repayment, may, at the expense of the applicable Noteholder, payable out of such unclaimed funds, to the extent permitted by applicable law, and otherwise at the expense of the Issuer, cause to be published at least once but not more than three times in two newspapers in the English language customarily published on each Business Day and of general circulation, in New York, New York, a notice to the effect that such monies remain unclaimed and have not been applied for the purpose for which they were deposited, and that after a date specified therein, which shall be not less than 30 days after the date of first publication of said notice, any unclaimed balance of such monies then remaining in the hands of the Indenture Trustee will be paid to the Issuer upon its written directions to be held in trust for the benefit of the applicable Noteholder until distributed in accordance with applicable law. Any successor to the Issuer through merger, consolidation or otherwise or any recipient of substantially all the assets of the Issuer in a liquidation of the Issuer shall remain liable for the amount of any unclaimed balance paid to the Issuer pursuant to this Section 5.10.

Section 5.11.                             Illegal Acts.

No provision of this Indenture or any amendment or supplement hereto shall be deemed to impose any duty or obligation on the Indenture Trustee to do any act in the performance of its duties hereunder or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful, or which shall be beyond the corporate powers, authorization or qualification of the Indenture Trustee.

Section 5.12. Communications by the Indenture Trustee.

The Indenture Trustee shall send to the Issuer and the Administrators, within one Business Day after the Maturity thereof, if any principal of or interest on the Notes due and payable hereunder is not paid, a written demand for payment thereof.

Section 5.13.                             Separate Indenture Trustees and Co-Trustees.

(a)                                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting legal requirements applicable to it in the performance of its duties hereunder, the Indenture Trustee shall have the power to, and shall execute and deliver all instruments to, appoint one or more Persons to act as separate trustees or co-trustees hereunder, jointly with the Indenture Trustee, of the Trust Estate subject to this Indenture, and any such Persons shall be such separate trustee or co-trustee, with such powers and duties consistent with this Indenture as shall be specified in the instrument appointing such Person but without thereby releasing the Indenture Trustee from any of its duties hereunder. If the Indenture Trustee shall request the Issuer to do so, the Issuer shall join with the Indenture Trustee in the execution of such instrument, but the Indenture Trustee shall have the power to make such appointment without making such request. A separate trustee or co-trustee appointed pursuant to this Section 5.13 need not meet the eligibility requirements of Section 5.05.

(b)                                 Every separate trustee and co-trustee shall, to the extent not prohibited by law, be subject to the following terms and conditions:

(i)                                     the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate or co-trustee jointly, as shall be provided in the appointing instrument, except to the extent that under any law of any jurisdiction in which any particular act is to be performed any nonresident trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee;

(ii)                                  all powers, duties, obligations and rights conferred upon the Indenture Trustee, in respect of the custody of all cash deposited hereunder shall be exercised solely by the Indenture Trustee; and

(iii)                               the Indenture Trustee may at any time by written instrument accept the resignation of or remove any such separate trustee or co-trustee, and, upon the request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal, but the Indenture Trustee shall have the power to accept such resignation or to make such removal without making such request. A successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner otherwise provided herein.

(c)                                  Such separate trustee or co-trustee, upon acceptance of such trust, shall be vested with the estates or property specified in such instrument, jointly with the Indenture Trustee, and the Indenture Trustee shall take such action as may be necessary to provide for (i) the appropriate interest in the Trust Estate to be vested in such separate trustee or co-trustee and (ii) the execution and delivery of any transfer documentation or bond powers that may be necessary to give effect to the transfer of any assets of the Trust Estate to the co-trustee. Any separate trustee or co-trustee may, at any time, by written instrument constitute the Indenture Trustee, its agent or attorney in fact with full power and authority, to the extent permitted by law, to do all acts and things and exercise all discretion authorized or permitted by it, for and on behalf of it and in its name. If any separate trustee or co-trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co- trustee, so far as permitted by law, shall vest in and be exercised by the Indenture Trustee, without the appointment of a successor to said separate trustee or co-trustee, until the appointment of a successor to said separate trustee or co- trustee is necessary as provided in this

Indenture. The appointment of a separate or co-trustee shall in no way release the Indenture Trustee from any of its duties or responsibilities hereunder.

(d)                                 Any notice, request or other writing, by or on behalf of any Noteholder, delivered to the Indenture Trustee shall be deemed to have been delivered to all separate trustees and co-trustees.

(e)                                  Although co-trustees may be jointly liable, no co-trustee or separate trustee shall be severally liable by reason of any act or omission of the Indenture Trustee or any other such trustee hereunder.

Section 5.14.                             Undertakings of the Indenture Trustee.

(a)                                  The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture. Any permissive right of the Indenture Trustee enumerated in this Indenture shall not be construed as a duty.

(b)                                 Except to the extent expressly provided herein, no provision in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Indenture Trustee, hereunder, or in the exercise of any of its rights or powers, if the Indenture Trustee shall have reasonable grounds for believing that repayment of funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(c)                                  Except with respect to the collection of payments on the Underlying Certificates as provided in Section 3.01, in exercising any right or power solely as holder of the Underlying Certificates (other than any right or power specifically conferred upon the Indenture Trustee under this Indenture), the Indenture Trustee shall request the direction of the Noteholders, or if the Note Balance of the Notes have been reduced to zero, the direction of the Certificateholders and shall be fully protected in acting in good faith in accordance with the written directions of a majority of such Noteholders of each Affected Class.

(d)                                 The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder.

(e)                                  Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 5.15. Indenture Trustee Not Liable for Notes or Underlying Certificates.

(a)                                  The recitals contained herein and in the Notes (other than the signature of the Indenture Trustee, the authentication of the Indenture Trustee on the Notes, the acknowledgments of the Indenture Trustee contained in the Granting Clause of this Indenture and the representations and warranties of the Indenture Trustee in Section 9.12) shall be taken as the statements of the Issuer and the Indenture Trustee assumes no responsibility for their correctness.  The Indenture Trustee makes no representations or warranties as to the validity or sufficiency of this Indenture (other than as specifically set forth in Section 9.12) or of the Notes (other than the signature of the Indenture Trustee and authentication of the Indenture Trustee on the Notes). The Indenture Trustee shall not be accountable for the use or application by the Depositor of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds, other than any funds held by or on behalf of the Indenture Trustee in accordance with Section 3.01.

(b)                                 The Indenture Trustee shall not, at any time, have any responsibility or liability for or with respect to the legality, validity and enforceability of the Underlying Certificates or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be made to Noteholders under this Indenture, including, without limitation, the compliance by the Issuer with any warranty or representation made under this Indenture or in any related document or the accuracy of any such warranty or representation, any investment of monies by or at the direction of the Issuer or any loss resulting therefrom or the acts or omissions of the Issuer. The Indenture Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder.

(c)                                  In entering into this Indenture the Indenture Trustee acts solely as Indenture Trustee hereunder and not in its individual capacity; and all persons having any claim under this Indenture or under the Trust Agreement by reason of the transactions contemplated hereby shall look only to the Trust for payment or satisfaction thereof.  The Indenture Trustee shall not be responsible for the validity or sufficiency of any Underlying Certificate, the Trust Estate, any assignment or registration, or for any depreciation in the value of the Trust Estate. The Indenture Trustee shall have no liability for the acts or omissions of the Issuer, the Owner Trustee, the Depositor or any other Person.

ARTICLE VI

ADMINISTRATION OF THE TRUST ESTATE;
AND REPORTS TO NOTEHOLDERS

Section 6.01.                             Administration of the Trust Estate.

(a)                                  Whenever the Indenture Trustee, as registered holder of the Underlying Certificates, is requested in such capacity, whether by the Issuer, a Noteholder or a party to the related Underlying Agreement to take any action or to give any consent, approval or waiver that it is entitled to take or give in such capacity, including, without limitation, in connection with an amendment of such Underlying Agreement or the occurrence of a default thereunder, the Indenture Trustee shall promptly notify the Issuer, the Administrators and, if applicable, all of the Noteholders, of such request in such detail as is available to it and, shall, on behalf of the Issuer and the Noteholders, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request as the Issuer or, if an Event of Default has occurred and is continuing, the Note Representative shall direct in writing; provided that if no such direction is received prior to the date that is established for taking such action or giving such consent, approval or waiver (notice of which date shall be given by the Indenture Trustee to the Issuer, the Administrators and, if applicable, the Noteholders), the Indenture Trustee shall abstain from taking such action or giving such consent, approval or waiver; and provided, further, that if the Issuer (or, if an Event of Default has occurred and is continuing, the Note Representative) is authorized pursuant to such Underlying Agreement to take any of the actions or give any of the consents, approvals or waivers referred to above; then the Issuer (or, if an Event of Default has occurred and is continuing, the Note Representative) shall take such actions and/or give such consents, approvals or waivers directly, and the Indenture Trustee shall not be required to act or give any of the consents, approvals or waivers specified above, and provided, further, that the Indenture Trustee shall in no event be required to expend or risk its own funds or otherwise incur financial liability in connection with exercising such rights and/or remedies and may require indemnity satisfactory to it against such expense or liability as a condition to taking any action at the direction of the Issuer or the Note Representative; and provided, further, that the Indenture Trustee shall not be liable for any action taken by it in good faith without negligence at the direction of the Issuer or, if an Event of Default has occurred and is continuing, the Note Representative (or for any action taken directly by such party) in accordance with this Section 6.01(a); and provided, further, that any amendment to any Underlying Agreement shall be agreed to by the Indenture Trustee only with the consent of the Issuer and the Holders of the Notes representing greater than 50% of the Aggregate Note Balance of such Notes (or, if such amendment would affect the payment terms of the related Underlying Certificates only with the consent of the Issuer and all the Noteholders). The Indenture Trustee, upon written request, shall make available to the Issuer, the Administrators and any Noteholder, on the Payment Date following its receipt thereof (or, in connection with a written request by a Noteholder, at any time thereafter), copies of any and all notices, statements, reports and/or other material communications and information (collectively, “Underlying Certificate Reports”) that it receives in connection with the Underlying Certificates, the Mortgage Loans, the Underlying Agreements and the parties thereto. Notwithstanding the foregoing, if the Note Balance of the Notes has been reduced to zero, the Indenture Trustee shall take written direction from the Certificateholder instead of the Noteholders with respect this Article VI.

(b)                                 Except as expressly provided in Articles III and IV hereof, the Indenture Trustee shall not assign, sell, dispose of or transfer any asset of the Trust Estate or permit any asset of the Trust Estate to be subjected to any lien, claim or encumbrance arising by, through or under the Indenture Trustee or any Person claiming by, through or under the Indenture Trustee; provided that the Indenture Trustee is authorized and obligated to surrender an Underlying Certificate in accordance with the terms of the related Underlying Agreement in connection with receiving the final distribution thereon.

(c)                                  For purposes of exercising any rights and/or remedies under any Underlying Certificate at such time as an Event of Default has occurred and is continuing, the Holders of Outstanding Notes representing greater than 50% of the Aggregate Note Balance of the Notes shall appoint, and shall designate in writing to the Indenture Trustee, a representative (the “Note Representative”). Notes held by interested Persons shall be deemed to be Outstanding for purposes of this Section 6.01.

Section 6.02.                             Collection of Monies.

All amounts received by the Indenture Trustee on or in respect of the Underlying Certificates, including amounts received on the Underlying Distribution Date in November 2010 and thereafter, shall be deposited in the Note Account upon receipt. In connection with its receipt of any distribution on an Underlying Certificate on any Underlying Distribution Date, the Indenture Trustee may conclusively rely on the Underlying Certificate Reports and, absent manifest error, the Indenture Trustee shall have no obligation to re-compute, recalculate or verify the information contained therein. If the Indenture Trustee shall not have received a distribution on an Underlying Certificate by the close of business on the date on which such distribution or payment was to be received by the Indenture Trustee, the Indenture Trustee shall notify the trustee or other party responsible for effectuating distributions under the related Underlying Agreement, and (i) if such distribution or payment shall not have been received by the Indenture Trustee one Business Day following such notice or (ii) a Responsible Officer of the Indenture Trustee shall gain actual knowledge of any event of default under any of the Underlying Agreements, the Indenture Trustee shall promptly notify the Noteholders in writing and such parties shall proceed in accordance with the terms and conditions of Section 6.01. Notwithstanding the foregoing, notice shall not be required to be given pursuant to this Section 6.02 in the case of any payments made by check unless such check is not received within one Business Day of the related Underlying Distribution Date.

Section 6.03.                             [Reserved].

Section 6.04.                             Reports to Noteholders and Others.

(a)                                  Based on information provided in the Underlying Certificate Reports received from time to time, the Indenture Trustee shall prepare and provide or make available, on each Payment Date, to each Noteholder, the Issuer and the Administrators, a statement (the “Payment Date Statement”) detailing payments on the Securities on such Payment Date.  The Payment Date Statement shall include the following:

(i)                                     the amount of the payment or distribution to be made on such Payment Date to the Holders of the Securities allocable to principal for such Payment Date;

(ii)                                  the amount of the payment or distribution to be made on such Payment Date to the Holders of the Securities allocable to interest for such Payment Date;

(iii)                               the Note Balance of the Notes after giving effect to payments and distributions allocable to principal, if any, on such Payment Date;

(iv)                              the Available Funds, the Available Interest Funds, the Available Principal Funds and the Accrued Interest for such Payment Date;

(v)                                 the Accrued Interest for the Notes for such Payment Date;

(vi)                              the amount of any Extraordinary Expenses incurred for such Payment Date; and

(vii)                           the amount of any Extraordinary Expenses allocated to each Class of Securities.

The Indenture Trustee will make the Payment Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to any interested parties via the Indenture Trustee’s internet website. The Indenture Trustee’s internet website shall initially be located at “https://tss.sfs.db.com/investpublic/”. Assistance in using the website can be obtained by calling the Indenture Trustee’s investor relations desk at 1-800-735-7777. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.  The Indenture Trustee shall have the right to change the way the Payment Date Statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

As a condition to access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee will not be liable for the dissemination of information in accordance with this Indenture. The Indenture Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy or any information provided by third parties for purposes or preparing any reports or statements and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(b)                                 Within 60 days after the end of each calendar year, the Indenture Trustee shall furnish to each Person (upon reasonable written request of such Person), who at any time during the calendar year was a Securityholder a statement containing information regarding payments of principal, interest and other amounts on such Person’s Securities, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. The Indenture Trustee shall prepare and provide to each Securityholder any information reports required under federal income tax law to be so provided, including without limitation Form 1099.

Section 6.05.                             [Reserved].

Section 6.06.                             Access to Certain Documentation and Information.

(a)                                  The Indenture Trustee shall provide to the Issuer, the Administrators and the Noteholders access to the Underlying Certificates and all reports, statements, certificates, documents and records maintained by the Indenture Trustee in respect of its duties hereunder, such access being afforded without charge but only upon reasonable prior written request and during normal business hours at offices designated by the Indenture Trustee. Upon the written request of any Noteholder, the Indenture Trustee shall promptly seek to obtain (and, upon obtaining, shall promptly deliver to the requesting Noteholder) any reports, statements, certificates, documents, records and/or other information available to it as owner of the Underlying Certificates under the Underlying Agreements; provided that if it must pay any fee or other charge under the Underlying Agreements in connection therewith, it may in turn require the requesting Noteholder to pay such fee or other charge.

(b)                                 Promptly following the first sale of a Note to an Independent third party, the Issuer shall provide to the Indenture Trustee three copies of any private placement memorandum or other disclosure document used by the Issuer or its Affiliates in connection with the offer and sale of such Notes. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Indenture Trustee, the Issuer promptly shall inform the Indenture Trustee of such event and shall deliver to the Indenture Trustee three copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. Upon the written request of the Issuer or any Noteholder or prospective purchaser of a Note or interest therein identified to the Indenture Trustee by a Noteholder, the Indenture Trustee as soon as reasonably practicable, shall provide such Person with copies (at their expense) of (i) this Indenture and the related Underlying Agreement(s) and any supplements or amendments hereto or thereto, (ii) all Payment Date Statements, Underlying Certificate Reports and other information items required (or, upon request, available) to be forwarded to Noteholders since the Closing Date pursuant to Section 6.01 and/or Section 6.05, and (iii) any private placement memoranda or other disclosure documents relating to the Notes, in each such case in the form most recently provided to the Indenture Trustee, accompanied by any appropriate written disclaimers relating to the Indenture Trustee’s lack of responsibility for the information contained therein and relating to the potential staleness of the information contained therein.

(c)                                  The Indenture Trustee will make available, upon reasonable written advance notice and at the expense of the requesting party, copies of the items referred to in Section 6.07(b) to any Noteholder and to prospective purchasers of Notes or interests therein; provided that the Indenture Trustee will require in the case of a prospective purchaser, confirmation from the Issuer that it has received a confirmation executed by the requesting Person in form reasonably acceptable to the Issuer generally to the effect that such Person is a prospective purchaser of Notes or interests therein, is requesting the information solely for use in evaluating a possible investment in the Notes and will otherwise keep such information confidential. Noteholders, by their acceptance thereof, will be deemed to have agreed to keep such information confidential.

Section 6.07.                             Certain Tax Matters.

The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer, the Indenture Trustee and each Noteholder, by its purchase thereof, agrees to treat the Notes as indebtedness for federal, state and local income, single business and franchise tax purposes. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness and agree, so long as the Owner Trust Certificates are owned by one person for federal income tax purposes, to disregard the Trust Estate as an entity separate from its 100% owner. However, in the event the Trust Estate is treated as a partnership, then the Indenture Trustee shall, as set forth in the Trust Agreement, for federal income tax information and reporting purposes, treat the Trust Estate as a partnership and shall file such tax returns relating to a partnership (including the partnership information return on IRS Form 1065). All of the parties hereto and each Noteholder agrees to appoint the Indenture Trustee as agent to the “tax matters person” for federal income tax purposes, if necessary.

ARTICLE VII

NO REDEMPTION

Section 7.01.                             No Redemption of the Notes.

The Issuer shall not have the right to redeem the Notes.

ARTICLE VIII

SUPPLEMENTAL INDENTURES; AMENDMENTS

Section 8.01.                             Supplemental Indentures or Amendments Without Consent of Noteholders.

Without the consent of any Noteholders, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or one or more amendments hereto, or to the Notes, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(1)                                  to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee so long as the interests of the Noteholders would not be adversely affected;

(2)                                  to correct any manifestly incorrect description, or amplify the description, of any property subject to the lien of this Indenture;

(3)                                  to modify the Indenture as required by applicable law, so long as the interests of the Noteholders would not be adversely affected;

(4)                                  to add to the covenants of the Issuer for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Issuer;

(5)                                  to add any additional Events of Default, provided such action shall not adversely affect the interests of the Noteholders;

(6)                                  to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee; or

(7)                                  to (i) correct any typographical error, (ii) cure any mistake or (iii) make or amend any other provisions with respect to matters or questions arising under this Indenture which are not inconsistent with the provisions thereof; provided, that such action shall not materially adversely affect the interests of any Noteholders or affect in any material respect the permitted activities of the Indenture Trustee hereunder.

For any supplemental indenture or amendment pursuant to (1)-(7) above, no such supplemental indenture or amendment shall be effective unless the party requesting such supplemental indenture or amendment furnishes to the Indenture Trustee and the Issuer, at such party’s expense (unless requested by the Indenture Trustee, then at the expense of the Issuer as an Extraordinary Expense), (i) an opinion of Independent counsel that, where required above, such action will not adversely affect or materially adversely affect, as the case may be, the interests of any Noteholders, or (ii) solely as to an amendment pursuant to (7)(ii) above, an Officer’s Certificate of the Depositor identifying the mistake, stating that the amendment is needed to correct the mistake and describing the basis for such conclusion.

Section 8.02.                             Supplemental Indentures With Consent of Noteholders.

With the consent of the Noteholders of not less than 66 2/3% in Aggregate Note Balance of the Outstanding Notes affected thereby, the Issuer and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the

Noteholders under this Indenture; provided that no such supplemental indenture shall, without the prior written consent of the Noteholders of 100% in Aggregate Note Balance of the Outstanding Notes affected thereby,

(1)                                  change the Final Maturity Date or the Payment Date of any principal, interest or other amount on any Note, or reduce the Note Balance thereof or the Note Rate thereon, or authorize the Indenture Trustee to agree to delay the timing of, or reduce the payments to be made on, the Underlying Certificates except as provided herein, or change the coin or currency in which the principal of any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Final Maturity Date thereof;

(2)                                  reduce the percentage of the then Aggregate Note Balance of the Outstanding Notes, the consent of whose Noteholders is required for any such supplemental indenture, or the consent of whose Noteholders is required for any waiver of defaults hereunder and their consequences provided for in this Indenture, or for any other reason under this Indenture (including for actions taken by the Indenture Trustee pursuant to Section 5.01(a) hereof);

(3)                                  change any obligation of the Issuer to maintain an office or agency in the places and for the purposes specified in Section 9.01;

(4)                                  except as otherwise expressly provided in this Indenture, deprive any Noteholder of the benefit of a first priority security interest in the Trust Estate as provided in this Indenture;

(5)                                  modify Section 2.09 or Section 9.06; or

(6)                                  release from the lien of the Indenture (except as specifically permitted hereby on the date of execution hereof) all or any part of the Trust Estate.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 8.03.                             Delivery of Supplements and Amendments.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture or amendment pursuant to the provisions hereof, the Indenture Trustee, at the expense of the Person requesting such supplemental indenture or amendment, shall mail, first class postage prepaid, a notice setting forth in general terms the substance of such supplemental indenture or amendment to each Noteholder affected thereby at the address for such Noteholder set forth in the Note Register.

Section 8.04.                             Execution of Supplemental Indentures, etc.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or in accepting the modifications thereby of the trusts created by this Indenture or in giving any consent to any modification of any Underlying Certificate under Section 5.01(a) hereunder, the Indenture Trustee shall be entitled to receive, at the expense of the Person requesting such additional trusts, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or modification is authorized or permitted by this Indenture and an Officer’s Certificate or an Opinion of Counsel stating that all conditions precedent herein provided for relating to such supplemental indenture have been complied with. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture or consent to any such modification which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE IX

COVENANTS; WARRANTIES

Section 9.01.                             Maintenance of Office or Agency.

The Issuer shall maintain or cause to be maintained an office or agency in the continental United States where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be delivered. The Issuer shall give prompt written notice to the Indenture Trustee and the Noteholders of the location, and any change in the location, of such office or agency.

The Issuer may also from time to time designate one or more other offices or agencies outside the United States where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in accordance with the requirements set forth in the preceding paragraph. The Issuer shall give prompt written notice to the Indenture Trustee and Noteholders of any such designation or rescission and of any change in the location of such office or agency.

Section 9.02.                             Existence.

Subject to Section 9.08, the Issuer will keep in full effect its existence, rights and franchises as a corporation under the laws of its jurisdiction of organization.

Section 9.03.                             Payment of Taxes and Other Claims.

The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Issuer or upon the income, profits or property of the Issuer, or shown to be due on the tax returns filed by the Issuer, except any such taxes, assessments, governmental charges or claims which the Issuer is in good faith contesting in appropriate proceedings and with respect to which reserves are established if required in accordance with GAAP, provided, that such failure to pay or discharge will not cause a forfeiture of, or a lien to encumber, any property included in the Trust Estate.  The Owner Trustee, in its individual capacity, shall not be liable for any such taxes, assessments, governmental charges or claims.

The Indenture Trustee is authorized to pay out of the Note Account, prior to making payments on the Notes, any such taxes, assessments, governmental charges or claims which, if not paid, would cause a forfeiture of, or a lien to encumber, any property included in the Trust Estate.

Section 9.04.                             Validity of the Notes; Title to the Trust Estates, Lien.

(a)                                  The Issuer represents and warrants that it is duly authorized under applicable law to create and issue the Notes, to execute and deliver this Indenture, the other documents referred to herein to which it is a party and all instruments included in each Trust Estate which it has executed and delivered, and that all corporate action and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained. The Notes, when issued, will be, and this Indenture and such other documents are, valid and legally binding obligations of the Issuer enforceable in accordance with their terms.

(b)                                 The Issuer represents and warrants that, immediately prior to its Grant of the Trust Estate provided for herein, it had good title to, and was the sole owner of, each Underlying Certificate, free and clear of any pledge, lien, encumbrance or security interest.

(c)                                  The Issuer represents and warrants that the Indenture Trustee has a valid and enforceable first priority security interest in the Trust Estate, subject only to exceptions permitted hereby.

(d)                                 The Issuer represents and warrants that the Indenture is not required to be qualified under the 1939 Act and that the Issuer is not required to be registered as an “investment company” under the 1940 Act.

Section 9.05.                             Protection of Trust Estates.

The Issuer and, to the extent directed by the Issuer or the Noteholders representing greater than 50% of the Aggregate Note Balance of the Notes affected thereby, the Indenture Trustee will from time to time execute and deliver all such amendments and supplements hereto (subject to Sections 8.01 and 8.02) and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a)                                  Grant more effectively all or any portion of the Trust Estate securing the Notes;

(b)                                 maintain or preserve the lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(c)                                  perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

(d)                                 enforce any of the items of Collateral or other instruments or agreements included in the Trust Estate; or

(e)                                  preserve and defend title to the Trust Estate securing Notes and the rights of the Indenture Trustee, and of Noteholders, in the Trust Estate against the claims of all Persons and parties.

The Issuer hereby designates the Indenture Trustee, its agent and attorney-in-fact, to execute any financing statement, continuation statement or other instrument required pursuant to this Section 9.05; provided that, subject to and consistent with Sections 5.01 and 5.15(b), the Indenture Trustee will not be obligated to prepare or file any such statements or instruments.

Section 9.06.                             Negative Covenants.

The Issuer shall not:

(a)                                  sell, transfer, exchange or otherwise dispose of any of the Collateral, except as expressly permitted by this Indenture;

(b)                                 dissolve or liquidate in whole or in part, except as provided in Section 9.08;

(c)                                  engage, directly or indirectly, in any business other than that arising out of the issue of the Notes, and the actions contemplated or required to be performed under this Indenture or the documents constituting part of the Trust Estate;

(d)                                 incur, create or assume any indebtedness for borrowed money other than the Notes;

(e)                                  make or permit to remain outstanding, any loan or advance to, or own or acquire any stock or securities of, any Person other than (i) the Underlying Certificates and (ii) any other instruments constituting part of the Trust Estate;

(f)                                    voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding;

(g)                                 permit transfers of Owner Trust Certificates except as provided in the Trust Agreement; or

(h)                                 permit transfers of Owner Trust Certificates (i) to any Person other than QIBs or (ii) to any Person that would require the Issuer or any such trust fund to be registered as an investment company under the 1940 Act.

Section 9.07.                             [Reserved].

Section 9.08.                             Issuer May Consolidate. Etc., only on Certain Terms.

(a)                                  The Issuer shall not consolidate or merge with or into any other Person or convey or transfer the Trust Estate to any Person without the consent of Noteholders with an Aggregate Note Balance of not less than 66 2/3% of the Aggregate Note Balance of the Outstanding Notes affected thereby and unless:

(i)                                     the Person (if other than the Issuer) formed by or surviving such consolidation or merger or that acquires by conveyance or transfer the Trust Estate (the “Successor Person”), shall have expressly assumed, executed and delivered to the Indenture Trustee, the obligation (to the same extent as the Issuer was so obligated) to make payments of principal, interest and other amounts on all of the Notes, and the obligation to perform every covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)                                  immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing;

(iii)                               the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer comply with and satisfy all conditions precedent relating to the transactions set forth in this Section 9.08; and

(iv)                              the Successor Person shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that, with respect to a Successor Person that is a corporation, limited liability company, partnership or trust, such Successor Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Successor Person is organized; that the Successor Person has sufficient power and authority to assume the obligations set forth in clause (i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligation; that the Successor Person has duly authorized the execution, delivery and performance of any indenture supplemental hereto for the purpose of assuming such obligations; that the Successor Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of the

Successor Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and that, immediately following the event which causes the Successor Person to become the Successor Person, (A) the Successor Person has good and marketable title, free and clear of any lien, security interest or charge other than the lien and security interest of this Indenture and any other lien permitted hereby to the Collateral and (B) the Indenture Trustee continues to have a perfected first priority security interest in the Collateral.

(b)                                 Upon any consolidation or merger, or any conveyance or transfer of the Trust Estate securing Notes, the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Successor Person had been named as the Issuer herein.  In the event of any such conveyance or transfer of the Trust Estate permitted by this Section 9.08, the Person named as the “Issuer” in the first paragraph of this Indenture, or any successor that shall theretofore have become such in the manner prescribed in this Article and that has thereafter effected such a conveyance or transfer, may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all of the then Outstanding Notes and from its obligations under this Indenture.

Section 9.09.                             [Reserved].

Section 9.10.                             Performance of Issuer’s Duties by the Owner Trustee and the Administrators.

(a)                                  The Indenture Trustee hereby acknowledges and agrees that certain duties of the Issuer will be performed on behalf of the Issuer by the Administrators pursuant to the Administration Agreement and hereby acknowledges and accepts the terms of each such agreement as of the date hereof.

(b)                                 Any successor to the Owner Trustee appointed pursuant to the terms of the Trust Agreement (or any corporation into which the Owner Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Owner Trustee shall be a party) shall be the successor Owner Trustee under the Trust Agreement for purposes of this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

Section 9.11.                             Certain Representations Regarding the Trust Estate.

(a)                                  With respect to that portion of the Collateral described in clause (i) of the Granting Clause, the Issuer, represents to the Indenture Trustee that:

(i)                                     This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii)                                  The portion of the Collateral described in clause (i) of the definition of Trust Estate constitutes “certificated securities” within the meaning of the applicable UCC.

(iii)                               The Issuer owns and has good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any Person.

(iv)                              All original executed copies of each Underlying Certificate that constitute or evidence the Collateral have been delivered to the Indenture Trustee and each such Underlying Certificate has been registered in the name of the Indenture Trustee.

(v)                                 Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(vi)                              None of the Underlying Certificates has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

(vii)                           The Issuer has received all consents and approvals required by the terms of the Collateral to the pledge hereunder to the Indenture Trustee of its interests and rights in the Collateral.

(viii)                        The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financial statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee, for the benefit and security of the Secured Party hereunder.

(b)                                 With respect to that portion of the Collateral described in clause (ii) and (iii) of the definition of Trust Estate, the Issuer, represents to the Indenture Trustee that:

(i)                                     This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii)                                  The Collateral constitutes “deposit accounts” within the meaning of the applicable UCC.

(iii)                               The Issuer owns and has good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any Person.

(iv)                              The Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Collateral.

(v)                                 Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

(vi)                              The Collateral is not in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.

(vii)                           The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

(c)                                  With respect to that portion of the Collateral described in clauses (iv), (v) and (vi), the Issuer, represents to the Indenture Trustee that:

(i)                                     This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii)                                  The Collateral constitutes “general intangibles” within the meaning of the applicable UCC.

(iii)                               The Issuer owns and has good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any Person.

(iv)                              The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

(v)                                 Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(d)                                 The foregoing representations may not be waived and shall survive the issuance of the Notes.

Section 9.12.                             Certain Representations Regarding the Indenture Trustee.

The Indenture Trustee represents that:

(i)                                     The Indenture Trustee is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(B) of the New York UCC, that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-501 of the New York UCC;

(ii)                                  The local law of the jurisdiction of the Indenture Trustee applicable to the maintaining of its securities accounts is the law of the State of New York. Further, pursuant to Section 10.10, the “securities intermediary’s jurisdiction” as defined in the New York UCC shall be the State of New York;

(iii)                               The Indenture Trustee is not a “clearing corporation”, as such term is defined in Section 8-102(a)(5) of the New York UCC; and

(iv)                              The Indenture Trustee will credit each book-entry Underlying Certificate, if any, to the appropriate account, pursuant to and as required by the Indenture.

ARTICLE X

MISCELLANEOUS

Section 10.01.                       Execution Counterparts.

This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.02.                       Compliance Certificates and Opinions, etc.

Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Section 10.03.                       Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer or in the possession of any other Person upon which such factual matter was based, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that any Person shall deliver any document as a condition of the granting of such application, or as evidence of such Person’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of such Person to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article V.

Section 10.04.                       Acts of Noteholders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Owner Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Indenture Trustee and the Owner Trustee, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)                                  The Note Balance and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, election, declaration, waiver or other act of any Noteholder shall bind every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.05.                       Computation of Percentage of Noteholders.

Whenever this Indenture states that any action may be taken by a specified percentage of the Noteholders, such statement shall mean that such action may be taken by the Noteholders of such specified percentage of the Aggregate Note Balance of the Outstanding Notes.

Section 10.06.                       Notice to the Indenture Trustee, the Issuer and Certain Other Persons.

Any communication provided for or permitted hereunder shall be in writing and (including facsimile), unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Issuer, LVII 2010-R1, c/o Christiana Bank & Trust Company, 1314 King Street, Wilmington, Delaware 19801, (with a copy to IMH Assets Corp., 19500 Jamboree Road, Irvine, CA 92612, Attention: Legal); and (ii) in the case of the Indenture Trustee, at the Corporate Trust Office; or as to each such Person such other address and/or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

Section 10.07.                       Notices to Noteholders; Notification Requirements and Waiver.

Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, registered mail, postage prepaid to each Noteholder, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 10.08.                       Successors and Assigns.

All covenants and agreements in this Indenture by the Owner Trustee on behalf of the Issuer shall bind their successors and permitted assigns, whether so expressed or not. Other than as contemplated in Section 3.01 in connection with the discharge of this Indenture, the Issuer shall not transfer or assign its rights or obligations under this Indenture without prior written confirmation from the Noteholders.

Section 10.09.                       Separability Clause.

In case any provision of this Indenture or of the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the extent permitted by law, not in any way be affected or impaired thereby.

Section 10.10                          Governing Law.

(a)                                  This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

(b)                                 Any action or proceeding against any of the parties hereto relating in any way to this Indenture or any Note or the Trust Estate may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Issuer irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Issuer hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum. As long as any of the Notes remain Outstanding, service of process upon the Owner Trustee on behalf of the Issuer shall, to the fullest extent permitted by law, be deemed in every respect effective service upon the Issuer in any such legal action or proceeding.

Section 10.11.                       Non-Business Days.

In any case where any day which would otherwise be a Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal of and interest on such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the day that would otherwise have been the Payment Date.

Section 10.12.                       Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.13.                       Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders and any other party secured hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.14.                       Recording of Indenture.

If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by and at the expense of the Issuer upon its receipt of an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.15.                       Trust Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee, the Indenture Trustee or an Administrator in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee, the Indenture Trustee or an Administrator in its individual capacity, any holder of a beneficial interest in the Owner Trustee, the Indenture Trustee or an Administrator or of any successor or assignee of the Owner Trustee, the Indenture Trustee or an Administrator in its individual capacity, except as any such Person may have expressly agreed (it being understood that none of the Owner Trustee, the Indenture Trustee or an Administrator has any such obligations in its individual capacity).

Section 10.16.                       Inspection.

The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee during an Administrator’s or the Owner Trustee’s normal business hours, to examine all the books of account, records, reports, and other papers of the Administrators or the Owner Trustee relating to the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Owner Trustee’s officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its respective representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Indenture Trustee may reasonably determine that such disclosure by it is consistent with its obligations hereunder.

Section 10.17.                       Method of Payment.

Except as otherwise provided in Section 2.09(b), all amounts payable or to be remitted pursuant to this Indenture shall be paid or remitted or caused to be paid or remitted in immediately available funds by wire transfer to an account specified in writing by the recipient thereof.

Section 10.18.                       Limited Recourse; Non-Petition.

It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Christiana Bank & Trust Company, not individually or personally, but solely as Owner Trustee of LVII 2010-R1, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Christiana Bank & Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Christiana Bank & Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Christiana Bank & Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

LVII 2010-R1,

By: Christiana Bank & Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Raye D. Goldsborough
Name:	Raye D. Goldsborough
Title:	Assistant Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

By:	/s/ Karlene Benvenuto
Name:	Karlene Benvenuto
Title:	Authorized Signer

By:	/s/ Mei Nghia
Name:	Mei Nghia
Title:	Authorized Signer

STATE OF	)
): ss.
COUNTY OF	)

On this 23 day of November, 2010, before me, the undersigned officer, personally appeared Raye D. Goldsborough, and acknowledged himself to me to be the Assistant Vice President of Christiana Bank & Trust Company, the Owner Trustee of LVII 2010-R1, and that as such officer, being duly authorized to do so pursuant to such entity’s by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by himself or herself as such officer as his or her free and voluntary act and deed and the free and voluntary act and deed of said entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Deborah L. Lutes
Notary Public

Notarial Seal	DEBORAH L.LUTES
NOTARY PUBLIC
STATE OF DELAWARE
My commission expires Dec. 2, 2011

STATE OF CALIFORNIA
COUNTY OF ORANGE

On November 22, 2010, before me, Tuan Quach, a Notary Public in and for said state, personally appeared Karlene Benvenuto and Mei Nghia, who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed that same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted and executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
(SEAL)

/s/ Tuan Quach
Notary Public, State of California

TUAN QUACH
Commission # 1838344
Notary Public - California
Orange County
My Comm. Expires Feb 26, 2013

SCHEDULE A

Underlying Certificate No.	Underlying Transaction	Underlying Agreement	Underlying Certificate	Percentage Interest
1.	Impac CMB Trust Series 2003-1	Amended and Restated Trust Agreement, dated as of January 30, 2003, among IMH Assets Corp., as depositor, Wilmington Trust Company, as owner trustee and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent	Trust Certificates	100%
2.	Impac CMB Trust Series 2003-4	Amended and Restated Trust Agreement, dated as of March 31, 2003, among IMH Assets Corp., as depositor, Wilmington Trust Company, as owner trustee and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent	Trust Certificates	100%
3.	Impac CMB Trust Series 2003-8	Amended and Restated Trust Agreement, dated as of July 31, 2003, among IMH Assets Corp., as depositor, Wilmington Trust Company, as owner trustee and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent	Trust Certificates	100%
4.	Impac CMB Trust Series 2003-9F	Amended and Restated Trust Agreement, dated as of July 30, 2003, among IMH Assets Corp., as depositor, Wilmington Trust Company, as owner trustee and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent	Trust Certificates	100%
5.	Impac CMB Trust Series 2003-11	Amended and Restated Trust Agreement, dated as of November 6, 2003, among IMH Assets Corp., as depositor, Wilmington Trust Company, as owner trustee and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent	Trust Certificates	100%
6.	Impac CMB Trust Series 2004-3	Amended and Restated Trust Agreement, dated as of March 30, 2004, among IMH Assets Corp., as depositor, Wilmington Trust Company, as owner trustee and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent	Trust Certificates	100%
7.	Impac CMB Trust Series 2007-A	Amended and Restated Trust Agreement, dated as of June 29, 2007, among IMH Assets Corp., as depositor, Christiana Bank & Trust Company, as owner trustee and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent	Trust Certificates	100%